CONFIDENTIAL  TREATMENT  HAS  BEEN  REQUESTED  FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY FIVE ASTERISKS ("*****"). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE
SECURITIES  AND  EXCHANGE  COMMISSION.



                             OFFICE LEASE AGREEMENT

                                 BY AND BETWEEN

                      LBA REALTY FUND-HOLDING CO. II, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY

                                   AS LANDLORD

                                       AND

                      PERFORMANCE CAPITAL MANAGEMENT, LLC,
                     A CALIFORNIA LIMITED LIABILITY COMPANY

                                    AS TENANT

                     7001 VILLAGE DRIVE, SUITES 200 AND 255
                             BUENA PARK, CALIFORNIA

CONFIDENTIAL  TREATMENT  HAS  BEEN  REQUESTED  FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY FIVE ASTERISKS ("*****"). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE
SECURITIES  AND  EXCHANGE  COMMISSION.

                                TABLE OF CONTENTS
                                -----------------

                                                                     Page
                                                                     ----
1.     DEMISE . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
2.     PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . .     1
3.     TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
4.     RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
5.     UTILITIES AND SERVICES . . . . . . . . . . . . . . . . . . .     7
6.     LATE CHARGE. . . . . . . . . . . . . . . . . . . . . . . . .     9
7.     SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . .     9
8.     POSSESSION . . . . . . . . . . . . . . . . . . . . . . . . .     9
9.     USE OF PREMISES. . . . . . . . . . . . . . . . . . . . . . .    10
10.    ACCEPTANCE OF PREMISES . . . . . . . . . . . . . . . . . . .    11
11.    SURRENDER. . . . . . . . . . . . . . . . . . . . . . . . . .    11
12.    ALTERATIONS AND ADDITIONS. . . . . . . . . . . . . . . . . .    11
13.    MAINTENANCE AND REPAIRS OF PREMISES. . . . . . . . . . . . .    12
14.    LANDLORD'S INSURANCE . . . . . . . . . . . . . . . . . . . .    13
15.    TENANT'S INSURANCE . . . . . . . . . . . . . . . . . . . . .    13
16.    INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . .    14
17.    WAIVER OF CLAIMS; WAIVER OF SUBROGATION. . . . . . . . . . .    15
18.    SIGNS. . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
19.    FREE FROM LIENS. . . . . . . . . . . . . . . . . . . . . . .    16
20.    ENTRY BY LANDLORD. . . . . . . . . . . . . . . . . . . . . .    16
21.    DESTRUCTION AND DAMAGE . . . . . . . . . . . . . . . . . . .    16
22.    CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . .    17
23.    ASSIGNMENT AND SUBLETTING. . . . . . . . . . . . . . . . . .    18
24.    TENANT'S DEFAULT . . . . . . . . . . . . . . . . . . . . . .    20
25.    LANDLORD'S REMEDIES. . . . . . . . . . . . . . . . . . . . .    21
26.    LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS . . . . . .    23
27.    ATTORNEYS' FEES. . . . . . . . . . . . . . . . . . . . . . .    23
28.    TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
29.    EFFECT OF CONVEYANCE . . . . . . . . . . . . . . . . . . . .    24
30.    TENANT'S ESTOPPEL CERTIFICATE. . . . . . . . . . . . . . . .    24
31.    SUBORDINATION. . . . . . . . . . . . . . . . . . . . . . . .    24
32.    ENVIRONMENTAL COVENANTS. . . . . . . . . . . . . . . . . . .    25
33.    NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . .    25
34.    WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
35.    HOLDING OVER . . . . . . . . . . . . . . . . . . . . . . . .    26
36.    SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . .    26
37.    TIME . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
38.    BROKERS. . . . . . . . . . . . . . . . . . . . . . . . . . .    26
39.    LIMITATION OF LIABILITY. . . . . . . . . . . . . . . . . . .    26
40.    FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . .    27
41.    RULES AND REGULATIONS. . . . . . . . . . . . . . . . . . . .    27
42.    MORTGAGEE PROTECTION . . . . . . . . . . . . . . . . . . . .    27
43.    RELOCATION . . . . . . . . . . . . . . . . . . . . . . . . .    27
44.    PARKING. . . . . . . . . . . . . . . . . . . . . . . . . . .    27
45.    ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . .    28
46.    INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . .    28
47.    GOVERNING LAW; CONSTRUCTION. . . . . . . . . . . . . . . . .    28
48.    REPRESENTATIONS AND WARRANTIES OF TENANT . . . . . . . . . .    28
49.    NAME OF BUILDING . . . . . . . . . . . . . . . . . . . . . .    29
50.    SECURITY . . . . . . . . . . . . . . . . . . . . . . . . . .    29
51.    JURY TRIAL WAIVER; JUDICIAL REFERENCE. . . . . . . . . . . .    29
52.    RECORDATION. . . . . . . . . . . . . . . . . . . . . . . . .    30
53.    RIGHT TO LEASE . . . . . . . . . . . . . . . . . . . . . . .    30


                                      (i)

CONFIDENTIAL  TREATMENT  HAS  BEEN  REQUESTED  FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL  PORTIONS  HAVE  BEEN  REDACTED  AND  ARE DENOTED BY FIVE ASTERISKS
("*****").  THE  CONFIDENTIAL  PORTIONS  HAVE  BEEN  SEPARATELY  FILED  WITH THE
SECURITIES  AND  EXCHANGE  COMMISSION.


54.    FORCE MAJEURE. . . . . . . . . . . . . . . . . . . . . . . .    30
55.    ACCEPTANCE . . . . . . . . . . . . . . . . . . . . . . . . .    30
56.    GUARANTY . . . . . . . . . . . . . . . . . . . . . . . . . .    31
57.    ACCORD AND SATISFACTION. . . . . . . . . . . . . . . . . . .    31
58.    COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . .    31
59.    NONDISCLOSURE OF LEASE TERMS . . . . . . . . . . . . . . . .    31
60.    LEASE EXECUTION. . . . . . . . . . . . . . . . . . . . . . .    31
61.    MOVING ALLOWANCE . . . . . . . . . . . . . . . . . . . . . .    31
62.    ABATEMENT. . . . . . . . . . . . . . . . . . . . . . . . . .    31
63.    LANDLORD'S DEFAULT . . . . . . . . . . . . . . . . . . . . .    32
64.    QUIET ENJOYMENT. . . . . . . . . . . . . . . . . . . . . . .    32


INDEX OF EXHIBITS

A     Diagram of the Premises
A-2   Site Plan
B     Work Letter Agreement
C     Notice of Lease Term Dates
D     Rules and Regulations
E     Form of Estoppel Certificate

RIDERS:

Rider No. 1 - Extension Option Rider
Rider No. 2 - Fair Market Rental Rate Rider


                                      (ii)

CONFIDENTIAL  TREATMENT  HAS  BEEN  REQUESTED  FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY FIVE ASTERISKS ("*****"). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE
SECURITIES  AND  EXCHANGE  COMMISSION.

                                      INDEX
                                      -----

                                                             Page(s)
                                                             -------
ADA . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10
Additional Rent . . . . . . . . . . . . . . . . . . . . . .        2
Alteration. . . . . . . . . . . . . . . . . . . . . . . . .       11
Alterations . . . . . . . . . . . . . . . . . . . . . . . .       11
Base Insurance Expenses . . . . . . . . . . . . . . . . . .        5
Base Operating Expenses . . . . . . . . . . . . . . . . . .        5
Base Rent . . . . . . . . . . . . . . . . . . . . . . . . .        2
Base Taxes. . . . . . . . . . . . . . . . . . . . . . . . .        5
Base Utility Expenses . . . . . . . . . . . . . . . . . . .        5
Base Year . . . . . . . . . . . . . . . . . . . . . . . . .        5
Basic Lease Information . . . . . . . . . . . . . . . . . .        1
BOMA Standard . . . . . . . . . . . . . . . . . . . . . . .        1
Building. . . . . . . . . . . . . . . . . . . . . . . . . .        1
Building Share. . . . . . . . . . . . . . . . . . . . . . .        6
Building-Top Sign . . . . . . . . . . . . . . . . . . . . .       15
Casualty Discovery Date . . . . . . . . . . . . . . . . . .       16
Chronic delinquency . . . . . . . . . . . . . . . . . . . .       21
Chronic overuse . . . . . . . . . . . . . . . . . . . . . .       21
Commencement Date . . . . . . . . . . . . . . . . . . . . .        2
Common Areas. . . . . . . . . . . . . . . . . . . . . . . .        1
Computation Year. . . . . . . . . . . . . . . . . . . . . .        5
Condemnation. . . . . . . . . . . . . . . . . . . . . . . .       17
Cost Pools. . . . . . . . . . . . . . . . . . . . . . . . .        6
Default . . . . . . . . . . . . . . . . . . . . . . . . . .       20
Electric Service Provider . . . . . . . . . . . . . . . . .        8
Environmental Laws. . . . . . . . . . . . . . . . . . . . .       25
Expiration Date . . . . . . . . . . . . . . . . . . . . . .        2
Force Majeure . . . . . . . . . . . . . . . . . . . . . . .       30
Guarantor . . . . . . . . . . . . . . . . . . . . . . . . .       21
Hazardous Materials . . . . . . . . . . . . . . . . . . . .       25
Holder. . . . . . . . . . . . . . . . . . . . . . . . . . .       27
Insurance Expenses. . . . . . . . . . . . . . . . . . . . .        4
Landlord Parties. . . . . . . . . . . . . . . . . . . . . .       26
Landlord's Agents . . . . . . . . . . . . . . . . . . . . .        9
Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . .       10
Lease . . . . . . . . . . . . . . . . . . . . . . . . . . .        1
Minor Modifications . . . . . . . . . . . . . . . . . . . .       11
Moving Allowance. . . . . . . . . . . . . . . . . . . . . .       31
Moving Costs. . . . . . . . . . . . . . . . . . . . . . . .       31
Normal Business Hours . . . . . . . . . . . . . . . . . . .        7
Operating Expenses. . . . . . . . . . . . . . . . . . . . .        2
Parking Areas . . . . . . . . . . . . . . . . . . . . . . .        1
Premises. . . . . . . . . . . . . . . . . . . . . . . . . .        1
Private Restrictions. . . . . . . . . . . . . . . . . . . .       10
Project . . . . . . . . . . . . . . . . . . . . . . . . . .        1
Project Expenses. . . . . . . . . . . . . . . . . . . . . .        6
Proportionate Share . . . . . . . . . . . . . . . . . . . .        6
Referee Sections. . . . . . . . . . . . . . . . . . . . . .       29
Related Corporation . . . . . . . . . . . . . . . . . . . .       20
Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . .        7
Rules and Regulations . . . . . . . . . . . . . . . . . . .       27
Superior Lease(s) . . . . . . . . . . . . . . . . . . . . .       24
Superior Lessor . . . . . . . . . . . . . . . . . . . . . .       25
Superior Mortgage(s). . . . . . . . . . . . . . . . . . . .       24
Superior Mortgagee. . . . . . . . . . . . . . . . . . . . .       25
Systems . . . . . . . . . . . . . . . . . . . . . . . . . .        3
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .        5
Tenant's Agents . . . . . . . . . . . . . . . . . . . . . .       10
Tenant's Property . . . . . . . . . . . . . . . . . . . . .       14
Term. . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
Transfer Notice . . . . . . . . . . . . . . . . . . . . . .       18
Utilities . . . . . . . . . . . . . . . . . . . . . . . . .        4
Utility Expenses. . . . . . . . . . . . . . . . . . . . . .        4
Visitor Parking Fees. . . . . . . . . . . . . . . . . . . .       28
Visitors. . . . . . . . . . . . . . . . . . . . . . . . . .       28
Work Letter Agreement . . . . . . . . . . . . . . . . . . .        1
worth at the time of award. . . . . . . . . . . . . . . . .       22


                                      (i)

CONFIDENTIAL  TREATMENT  HAS  BEEN  REQUESTED  FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY FIVE ASTERISKS ("*****"). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE
SECURITIES  AND  EXCHANGE  COMMISSION.

                                             OFFICE LEASE AGREEMENT

                                            BASIC LEASE INFORMATION

1.   Lease Date:                   July 17, 2006
                                   --------

2.   Landlord:                     LBA REALTY FUND-HOLDING CO. II, LLC, a Delaware limited liability company

3.   Landlord's Address:           c/o LBA Realty
                                   17901 Von Karman, Suite 950
                                   Irvine, CA  92614
                                   Attn:  Property Manager - The Village Business Park

4.   Tenant:                       PERFORMANCE CAPITAL MANAGEMENT, LLC,
                                   a California limited liability company

5.   Tenant's Contact Person:      Bill Constantino, Esq., Chief Legal Officer

6.   Tenant's Address and          Prior to the Commencement Date:
     Telephone Number:
                                   Performance Capital Management, LLC
                                   222 S. Harbor Boulevard, Suite 400
                                   Anaheim, California  92805
                                   Attention:  Bill Constantino, Esq., Chief Legal Officer
                                   (714) 502-3780
                                   After the Commencement Date:  To the Premises

7.   Premises Square Footage:      Approximately *****  total
                                   rentable square feet; i.e., ***** rentable square feet in Suite 200 and
                                   ***** rentable square feet in Suite 255

8.   Premises Address:             7001 Village Drive, Suites 200 and 255
                                   Buena Park, California

9.   Site; Project:                The Site is comprised of the real property commonly known as The
                                   Village located at the southeast corner of the Santa Ana (I-5) Freeway and Knott Avenue in the City of Buena Park, County of Orange, State of
                                   California, as shown on the site plan attached hereto as EXHIBIT A-2
                                   (the "Site Plan") as such area may be expanded or reduced from time to time.  The Project includes the Site and all buildings, improvements and facilities, now or subsequently located on the Site from time to time, including, without limitation, the two (2) office buildings and the five (5)
                                   industrial/R&D buildings currently located on the Site as depicted on the
                                   Site Plan.  The aggregate rentable square feet of the office and industrial buildings (including the Building) currently existing within the
                                   Project is approximately 438,945 rentable square feet.

10.  Building (if not the          A two (2) story office building located on the Site, containing
     same as the Project):         approximately 53,757 rentable square feet, the address of which is
                                   7001 Village Drive, Buena Park, California.

11.  Tenant's Proportionate Share  *****
     of Project:

12.  Tenant's Proportionate Share  *****
     of Building:

13.  Length of Term:               Eighty-seven (87) months

14.  Commencement Date:            December 1, 2006

15.  Estimated Expiration Date:    February 28, 2014


                                     -1-

CONFIDENTIAL  TREATMENT  HAS  BEEN  REQUESTED  FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL  PORTIONS  HAVE  BEEN  REDACTED  AND  ARE DENOTED BY FIVE ASTERISKS
("*****").  THE  CONFIDENTIAL  PORTIONS  HAVE  BEEN  SEPARATELY  FILED  WITH THE
SECURITIES  AND  EXCHANGE  COMMISSION.


16.  Base Rent:                            Period          Monthly Base Rent
                                     -------------------   -----------------
                                     12/01/06 - 12/31/06         *****
                                     01/01/07 - 03/31/07         *****
                                     04/01/07 - 09/30/07         *****
                                     10/01/07 - 08/31/09         *****
                                     09/01/09 - 02/28/12         *****
                                     03/01/12 - 02/28/14         *****

17.  Prepaid Base Rent:            *****

18.  Month to which Prepaid Base   First (1st) month of the Term
     Rent will be applied:

19.  Base Year:                    Calendar year 2006

20.  Security Deposit:             *****

21.  Guarantor:                    None

22.  Permitted Use:                General office use

23.  Reserved Parking Spaces:      Five (5) reserved, exclusive and designated parking spaces. Tenant's remaining parking spaces allocated pursuant to Section 24 below will be available to Tenant on a non-exclusive, in common basis within the unreserved, non-visitor portions of the parking lot.

24.  Unreserved Parking Spaces:    ***** unreserved, nonexclusive and undesignated
                                   parking spaces, based upon a ratio of ***** spaces per ***** rentable square feet leased.

25.  Broker(s):                    CB Richard Ellis, Inc. (Landlord's Broker) and
                                   Cushman & Wakefield of California, Inc. (Tenant's Broker)

CONFIDENTIAL  TREATMENT  HAS  BEEN  REQUESTED  FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY FIVE ASTERISKS ("*****"). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE
SECURITIES  AND  EXCHANGE  COMMISSION.

                             OFFICE LEASE AGREEMENT

     THIS OFFICE LEASE AGREEMENT is made and entered into by and between Landlord and Tenant entered into as of the Lease Date. The defined terms used in this Lease which are defined in the Basic Lease Information attached to this Lease Agreement ("BASIC LEASE INFORMATION") shall have the meaning and definition given them in the Basic Lease Information. The Basic Lease Information, the exhibits, the addendum or addenda described in the Basic Lease Information, and this Office Lease Agreement are and shall be construed as a single instrument and are referred to herein as the "LEASE".

     1.     DEMISE

     In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (the "PREMISES"), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.

     2.     PREMISES

     The Premises demised by this Lease are located in that certain building (the "BUILDING") specified in the Basic Lease Information, which Building is located in that certain real estate development (the "PROJECT") specified in the Basic Lease Information. The Premises has the address and contains the square footage specified in the Basic Lease Information; provided, however, that any statement of square footage set forth in this Lease, or that may have been used in calculating any of the economic terms hereof, is an approximation which Landlord and Tenant agree is reasonable and, except as expressly set forth in Paragraphs 4(c)(3) and 4(c)(5) below, no economic terms based thereon shall be subject to revision whether or not the actual square footage is more or less. Landlord represents to Tenant that the rentable area of the Premises and the Building was measured in accordance with the "Standard Method for Measuring Floor Area in Office Buildings" as published by the Building Owner's and Manager's Association International on June 7, 1996 (the "BOMA STANDARD"). The location and dimensions of the Premises are depicted on EXHIBIT A, which is attached hereto and incorporated herein by this reference. Tenant shall have the non-exclusive right (in common with the other tenants, Landlord and any other person granted use by Landlord) to use the Common Areas (as hereinafter defined), except that with respect to the Project's parking areas (the "PARKING AREAS"), Tenant shall have only the rights, if any, set forth in Paragraph 44 below. For purposes of this Lease, the term "COMMON AREAS" shall mean all areas and facilities outside the Premises and within the exterior boundary line of the Project that are, from time to time, provided and designated by Landlord for the non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, guests and invitees, including, without limitation, the following areas: the parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas, fixtures, systems, decor, facilities and landscaping contained, maintained or used in connection with those areas, any city sidewalks adjacent to the Project, any pedestrian walkway system, park or other facilities located on the Site and open to the general public, and the following areas of the Building: the common entrances, lobbies, restrooms on multi-tenant floors, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto to the extent not exclusively serving another tenant or contained within another tenant's premises, and the common pipes, conduits, wires and appurtenant equipment serving the Premises.

     Tenant understands and agrees that the Premises shall be leased by Tenant in its as-is condition without any improvements or alterations by Landlord unless Landlord has expressly agreed to make such improvements or alterations in a tenant improvement work agreement attached hereto, if at all, as EXHIBIT B ("WORK LETTER AGREEMENT"). If Landlord has agreed to make any such improvements or alterations, then the Premises demised by this Lease shall include any Tenant Improvements (as that term is defined in the aforesaid tenant improvement work agreement) to be constructed by Landlord within the interior of the Premises. Landlord shall construct any Tenant Improvements on the terms and conditions set forth in EXHIBIT B, if attached hereto. Landlord and Tenant agree to and shall be bound by the terms and conditions of EXHIBIT B, if any. Notwithstanding anything contained in this Lease to the contrary, Landlord represents and warrants that it has not received any written notice of any violations of any laws, codes or regulations applicable to the Premises from any governmental, city or county agency. Landlord shall construct all the tenant improvements required to be made by Landlord under the Work Letter Agreement in compliance with all applicable laws, codes and regulations, including the ADA and title 24. Landlord further represents and warrants that all plumbing, mechanical, HVAC, electrical and fire/life-safety systems serving the Premises shall be in good working order as of the date possession of the Premises is delivered to Tenant.

     Landlord has the right, in its reasonable discretion, from time to time, to: (a) make changes to the Common Areas, the Building and/or the Project, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, ingress, egress, direction of driveways, entrances, hallways, corridors, lobby areas and walkways; (b) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) add additional buildings and improvements to the Common Areas or remove existing buildings or improvements therefrom; (d) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof, (e) do and perform any other acts, alter or expand, or make any other changes in, to or with respect to the Common Areas, the Building and/or the Project as Landlord may, in its reasonable discretion, deem to be appropriate; and (f) further subdivide the land comprising the Site and to create multiple legal and/or tax parcels for the land comprising the Site. Without limiting the foregoing, Landlord reserves the right from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to the Premises or to other parts of the Building which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building which are located within the Premises or located elsewhere in the Building. In connection with any of the foregoing activities of Landlord, Landlord shall use reasonable efforts while conducting such activities to minimize any interference with Tenant's use of the Premises.

     No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

     3.     TERM

     The term of this Lease (the "TERM") shall commence on December 1, 2006 (the "COMMENCEMENT DATE") and shall terminate on February 28, 2014 (the "EXPIRATION DATE").

     Landlord and Tenant shall promptly execute a Notice of Lease Term Dates in the form attached hereto as EXHIBIT C, wherein the parties shall specify the Commencement Date, the Expiration Date and the date on which Tenant is to commence paying Rent (as defined below).

     4.     RENT

     (a) BASE RENT. Tenant shall pay to Landlord, in advance on the first day of each month, without further notice or demand and without abatement, offset, rebate, credit or deduction for any reason whatsoever, the monthly installments of rent specified in the Basic Lease Information (the "BASE RENT").

     Upon execution of this Lease, Tenant shall pay to Landlord the Security Deposit, Prepaid Rent, and the first monthly installment of estimated Additional Rent (as hereinafter defined) specified in the Basic Lease Information to be applied toward Base Rent and Additional Rent for the month of the Term specified in the Basic Lease Information.

     As used in this Lease, the term "ADDITIONAL RENT" shall mean all sums of money, other than Base Rent, that shall become due from and payable by Tenant pursuant to this Lease.

     (b)     ADDITIONAL RENT.

            (1) Commencing on the first day of the 13th month of the Term, concurrently with, and in addition to the payment of Base Rent, Tenant shall pay to Landlord as Additional Rent, in accordance with this Paragraph 4, (i) Tenant's Proportionate Share(s) of the total dollar increase, if any, in Operating Expenses (as defined below) attributable to each Computation Year (as defined below) over Base Operating Expenses (as defined below), (ii) Tenant's Proportionate Share(s) of the total dollar increase, if any, in Insurance Expenses (as defined below) attributable to each Computation Year over Base Insurance Expenses (as defined below), (iii) Tenant's Proportionate Share(s) of the total dollar increase, if any, in Utility Expenses (as defined below) attributable to each Computation Year over Base Utility Expenses (as defined below), and (iv) Tenant's Proportionate Share(s) of the total dollar increase, if any, in Taxes (as defined below) attributable to each Computation Year over Base Taxes (as defined below). Except as otherwise expressly set forth in this Lease, the foregoing Additional Rent shall be due and payable by Tenant monthly in advance on the first day of each calendar month of the Term following the Base Year.

            (2) As used in this Lease, the following terms shall have the meanings specified:

               (A) "OPERATING EXPENSES" means the total costs and expenses paid or incurred by Landlord in connection with the ownership, operation, maintenance, management and repair of the Premises, the Building and/or the Project or any part thereof, including, without limitation, all the following items:

                    (i) Common Area Operating Expenses. All costs to operate, maintain, repair, replace, supervise, insure and administer the Common Areas, including, without limitation, any Parking Areas owned by Landlord for the use of tenants, and further including, without limitation, supplies, materials, labor and equipment used in or related to the operation and maintenance of the Common Areas, including Parking Areas (including, without limitation, all costs of resurfacing and restriping Parking Areas), signs and directories on the Building and/or the Project, landscaping (including, without limitation, maintenance contracts and fees payable to landscaping consultants), amenities, sprinkler systems, sidewalks, walkways, driveways, curbs, Project signs, lighting systems and security services, if any, provided by Landlord for the Common Areas, and any charges, assessments, costs or fees levied by any association or entity of which the Project or any part thereof is a member or to which the Project or any part thereof is subject.

                    (ii) Parking Charges; Public Transportation Expenses. Any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Building or the Project, and the cost of maintaining any public transit system, vanpool, or other public or semi-public transportation imposed upon Landlord's ownership and operation of the Building and/or the Project.

                    (iii) Maintenance and Repair Costs. Except for costs which are the responsibility of Landlord pursuant to Paragraph 13(b) below, all costs to maintain, repair, and replace the Premises, the Building and/or the Project or any part thereof and the personal property used in conjunction therewith, including without limitation, (a) all costs paid under maintenance, management and service agreements such as contracts for janitorial, security and refuse removal, (b) all costs to maintain, repair and replace the roof coverings of the Building or the Project or any part thereof, (c) all costs to maintain, repair and replace the heating, ventilating, air conditioning, plumbing, sewer, drainage, electrical, fire protection, escalator, elevator, life safety and security systems and other mechanical, electrical and communications systems and equipment serving the Premises, the Building and/or the Project or any part thereof (collectively, the "SYSTEMS"), (d) the cost of all cleaning and janitorial services and supplies, the cost of window glass replacement and repair, and (e) the cost of maintenance, depreciation and replacement of machinery, tools and equipment (if owned by Landlord) and for rental paid for such machinery, tools and equipment (if rented) used in connection with the operation or maintenance of the Building.

                    (iv) Life Safety Costs. All costs to install, maintain, repair and replace all life safety systems, including, without limitation, all fire alarm systems, serving the Premises, the Building and/or the Project or any part thereof (including all maintenance contracts and fees payable to life safety consultants) whether such systems are or shall be required by Landlord's insurance carriers, Laws (as hereinafter defined) or otherwise.

                    (v) Management and Administration. All costs for management and administration of the Premises, the Building and/or the Project or any part thereof, including, without limitation, a property management fee, accounting, auditing, billing, postage, salaries and benefits for all employees and contractors engaged in the management, operation, maintenance, repair and protection of the Building and the Project, whether located on the Project or off-site, payroll taxes and legal and accounting costs, fees for licenses and permits related to the ownership and operation of the Project, and office rent for the Building and/or Project management office or the rental value of such office if it is located within the Building and/or Project.

                    (vi) Capital Improvements. The cost of capital improvements or other costs incurred in connection with the Project (a) which are intended to effect, and actually result in, economies in the operation or maintenance of the Project, or any portion thereof, (b) that are required to comply with present or anticipated conservation programs, (c) which are replacements or modifications of structural or nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (d) that are required under any governmental law or regulation which comes into effect after the Commencement Date.

     Notwithstanding anything in this Paragraph 4(b) to the contrary, Insurance Expenses, Utility Expenses and Taxes (and costs expressly excluded therefrom as provided below), and the following items shall not be deemed to constitute "Operating Expenses" for purposes of this Paragraph 4(b)(2)(A):

          (I) any costs which, under generally acceptable accounting principles, consistently applied, are of a capital nature (including rental costs for equipment and services that would be considered capital in nature), except those that are expressly permitted under clause (vi) above;

          (II) costs of repairs, restoration, replacements or other work occasioned by fire or other casualty which is insured or required to be insured by Landlord pursuant to the terms of this Lease, or the exercise by governmental or quasi-governmental entities of the right of eminent domain;

          (III) interest and amortization of funds borrowed by Landlord, or rent under any ground lease or master lease entered into by Landlord;

          (IV) costs, fines, penalties or fees incurred due to Landlord's failure to make any payment when due;

          (V) costs incurred for any items to the extent Landlord has the right to be reimbursed for, or to recover the same, under any warranty or any insurance policy, and/or costs incurred for items to the extent Landlord actually recovers the same from any other third party;

          (VI) the costs of items provided by affiliates of Landlord to the extent that such costs exceed reasonable and customary charges for such services;

          (VII)     leasing commissions;

          (VIII) costs and expenses (including court costs, attorneys' fees and disbursements and prepayment of any indebtedness) incurred in connection with any mortgaging, financing, or refinancing of the Building or Project or any portion thereof or related to or in connection with disputes with any holder of a mortgage or by or among any persons having a security interest in Landlord or the Building or Project;

          (IX) Any charge for Landlord's income taxes, excess profit taxes, franchise taxes, or similar taxes on Landlord's business;

          (X) all costs and expenses (including costs and expenses for utilities and Building amenities) paid directly by Tenant or other tenants or users of the Building or Project and not paid by Landlord, and all costs for any services, utilities and/or amenities provided to any tenant or occupant of the Building or Project, but not provided to all tenants and occupants;

          (XI) costs and expenses incurred by Landlord associated solely with the operation of the business of the legal entity or entities which constitute Landlord (as opposed to operation of the Premises);

          (XII)     depreciation of the Building or Project;

          (XIII) costs incurred to defend Landlord and any judgments or costs of settlement of such lawsuits, judgments and/or settlements (but without limiting Tenant's indemnification obligations or any other rights of Landlord under this Lease);

          (XIV) acquisition or leasing costs of sculpture, paintings or other objects of art;

          (XV)     charitable or political contributions;

          (XVI) salaries and benefits of any employee (whether paid by Landlord or Landlord's Agents): (a) above the grade of on-site property manager or similarly designated on-site individual who has responsibility for the management of the Building, and (b) who does not devote substantially all of his or her time to the Building, unless such salaries and benefits of any such employee at or below the grade of property manager who does not devote substantially all of his/her time to the Building are equitably prorated to reflect time spent on operating, managing or otherwise servicing the Building vis-a-vis time spent on matters unrelated to operating, managing or otherwise servicing the Building;

          (XVII) any costs to the extent incurred by Landlord by reason of the negligence or intentional misconduct of Landlord or Landlord's Agents or any breach of this Lease by Landlord;

          (XVIII)     costs of decorating, redecorating, or special cleaning or
other services provided to certain tenants and not provided on a regular basis to all tenants of the Building;

          (XIX) all costs relating to activities for the marketing, solicitation, negotiation and execution of leases of space in the Building, including without limitation, costs of tenant improvements;

          (XX) all costs for which Tenant or any other tenant in the Building is being charged other than pursuant to the operating expense clauses of leases for the Building;

          (XXI) the cost of correcting defects in the construction of the Building or in the building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category;

          (XXII) any operating expense representing an amount paid to the related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship; and

          (XXIII)     the cost of any work or service performed for or
facilities furnished to any tenant of the Building to a greater extent or in a manner more favorable to such tenant than that performed for or furnished to Tenant.

               (B) "INSURANCE EXPENSES" means the total costs and expenses paid or incurred by Landlord in connection with the obtaining of insurance on the Premises, the Building and/or the Project or any part thereof or interest therein, including, without limitation, premiums for "all risk" fire and extended coverage insurance, commercial general liability insurance, rent loss or abatement insurance, earthquake insurance, flood or surface water coverage, and other insurance as Landlord deems necessary in its sole discretion, and any deductibles paid under policies of any such insurance. The foregoing shall not be deemed an agreement by Landlord to carry any particular insurance relating to the Premises, Building, or Project.

               (C) "UTILITY EXPENSES" means the cost of all electricity, water, gas, sewers, oil and other utilities (collectively, "UTILITIES"), including any surcharges imposed, serving the Premises, the Building and the Project or any part thereof that are not separately metered to Tenant or any other tenant, and any amounts, taxes, charges, surcharges, assessments or impositions levied, assessed or imposed upon the Premises, the Building or the Project or any part thereof, or upon Tenant's use and occupancy thereof, as a result of any rationing of Utility services or restriction on Utility use affecting the Premises, the Building and/or the Project, as contemplated in Paragraph 5 below.

               (D) "TAXES" means all real estate taxes and assessments, which shall include any form of tax, assessment (including any special or general assessments and any assessments or charges for Utilities or similar purposes included within any tax bill for the Building or the Project or any part thereof, including, without limitation, entitlement fees, allocation unit fees and/or any similar fees or charges), fee, license fee, business license fee, levy, penalty (if a result of Tenant's delinquency), sales tax, rent tax, occupancy tax or other tax (other than net income, profit, estate, succession, inheritance, gift, excise, transfer or franchise taxes, capital levies, late payment fees and penalties), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is determined by the area of the Premises, the Building and/or the Project or any part thereof, or the Rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, (i) any gross income or excise tax levied by any of the foregoing authorities, with respect to receipt of Rent and/or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Premises, the Building and/or the Project or any part thereof, (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises, the Building and/or the Project; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises, the Building and/or the Project, whether or not now customary or within the contemplation of the parties; or surcharged against the Parking Areas. "TAXES" shall also include legal and consultants' fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce taxes, Landlord specifically reserving the right, but not the obligation, to contest by appropriate legal proceedings the amount or validity of any taxes. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to any cause whatsoever are to be included within the definition of real property taxes for purposes of this Lease.

               (E) "BASE YEAR" shall mean the calendar year specified in the Basic Lease Information.

               (F) "BASE OPERATING EXPENSES" shall mean the amount of Operating Expenses for the Base Year. For purposes of determining Base Operating Expenses, Operating Expenses shall not include one-time special assessments, charges, costs or fees or extraordinary charges or costs incurred in the Base Year only, including those attributable to boycotts, embargoes, strikes or other shortages of services or supplies or amortized costs relating to capital improvements.

               (G) "BASE INSURANCE EXPENSES" shall mean the amount of Insurance Expenses for the Base Year.

               (H) "BASE TAXES" shall mean the amount of Taxes for the Base Year. When calculating Taxes for purposes of establishing Base Taxes, Taxes shall not include Taxes attributable to one-time special assessments, charges, costs, or fees arising from modifications or changes in governmental laws or regulations, including, but not limited to, the institution of a split tax roll during the Base Year. If after the Commencement Date Taxes are reduced, then for purposes of all subsequent Lease years including the Lease year in which the reduction occurs, Base Taxes shall be proportionately reduced. Such reduction in Base Taxes shall not be limited to the initial reduction, if any, but may, at Landlord's election, be subject to reduction annually upon each subsequent reduction in Taxes.

               (I) "BASE UTILITY EXPENSES" shall mean the amount of Utility Expenses for the Base Year. For purposes of determining Base Utility Expenses, Utility Expenses shall not include any one time special charges, costs or fees or any extraordinary charges or costs incurred in the Base Year only, including, without limitation, utility rate increases and other costs arising from extraordinary market circumstances such as by way of example, boycotts, black-outs, brown-outs, the leasing of auxiliary power supply equipment, embargoes, strikes or other shortages of services or fuel (whether or not such shortages are deemed actual or manufactured), or any conservation surcharges, penalties or fines incurred by Landlord. Furthermore, notwithstanding any contrary provision in this Lease, if at any time after the Commencement Date, the amount of Utility Expenses decreases, then for purposes of the calendar year in which such decrease in Utility Expenses occurs, and for all subsequent calendar years, Base Utility Expenses shall be reduced by an amount equal to such decrease in Utility Expenses. Such decrease in Base Utility Expenses shall not be limited to the initial decrease, if any, but may, at Landlord's election, be subject to decrease annually upon each subsequent decrease in Utility Expenses.

               (J) "COMPUTATION YEAR" shall mean each twelve (12) consecutive month period commencing January 1 of each year during the Term following the Base Year, provided that Landlord, upon notice to Tenant, may change the Computation Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Proportionate Share(s) of Operating Expenses over Base Operating Expenses, of Insurance Expenses over Base Insurance Expenses, of Utility Expenses over Base Utility Expenses, and of Taxes over Base Taxes shall be equitably adjusted for the Computation Years involved in any such change.

     (c)     PAYMENT OF ADDITIONAL RENT

          (1) Within ninety (90) days of the end of the Base Year and each Computation Year or as soon thereafter as practicable, Landlord shall give to Tenant notice of Landlord's estimate of the total amounts that will be payable by Tenant under Paragraph 4(b) for the following Computation Year, and Tenant shall pay such estimated Additional Rent on a monthly basis, in advance, on the first day of each month. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. If at any time or times Landlord determines that the amounts payable under Paragraph 4(b) for the current Computation Year will vary from Landlord's estimate given to Tenant, Landlord, by notice to Tenant, may revise the estimate for such Computation Year, and subsequent payments by Tenant for such Computation Year shall be based upon such revised estimate. By April 1 of each calendar year following the initial Computation Year, Landlord shall endeavor to provide to Tenant a statement showing the actual Additional Rent due to Landlord for the prior Computation Year. If the total of the monthly payments of Additional Rent that Tenant has made for the prior Computation Year is less than the actual Additional Rent chargeable to Tenant for such prior Computation Year, then Tenant shall pay the difference in a lump sum within ten (10) days after receipt of such statement from Landlord. Any overpayment by Tenant of Additional Rent for the prior Computation Year shall, at Landlord's option, be either credited towards the Additional Rent next due or returned to Tenant in a lump sum payment within ten (10) days after delivery of such statement.

          (2) Landlord's then-current annual operating and capital budgets for the Building and the Project or the pertinent part thereof shall be used for purposes of calculating Tenant's monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above. Landlord shall make the final determination of Additional Rent for the year in which this Lease terminates as soon as possible after termination of such year. Even though the Term has expired and Tenant has vacated the Premises, with respect to the year in which this Lease expires or terminates, Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment. Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant's obligation to pay Additional Rent as herein provided. Notwithstanding anything to the contrary in this Lease, if Landlord fails to deliver a statement of actual Operating Expenses, Insurance Expenses, Utility Expenses or Taxes within eighteen (18) months after the expiration of the calendar year for which such a statement is due, Landlord shall be deemed to have waived its right to receive Tenant's payment of Tenant's Proportionate Share of Operating Expenses, Insurance Expenses, Utility Expenses or Taxes for the applicable calendar year; provided, however, Landlord shall not be deemed to have waived its right to receive Tenant's payment of Tenant's Proportionate Share of any supplemental Taxes resulting from a transfer of ownership of the Building if such supplemental Taxes are assessed by the County of Orange ("County") more than eighteen (18) months after the expiration of the calendar year in which the transfer of ownership occurred, and Tenant shall remain liable for payment of Tenant's Proportionate Share of such supplemental Taxes irrespective of when the assessment is actually made by the County.

          (3) With respect to Operating Expenses, Insurance Expenses, Utility Expenses or Taxes which Landlord allocates to the Building, Tenant's "PROPORTIONATE SHARE" shall be the percentage set forth in the Basic Lease Information as Tenant's Proportionate Share of the Building, as adjusted by Landlord from time to time for a remeasurement of or changes in the physical size of the Premises or the Building, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Building or otherwise. With respect to Operating Expenses, Insurance Expenses, Utility Expenses or Taxes which Landlord allocates to the Project as a whole or to only a portion of the Project (hereinafter, "PROJECT EXPENSES"), Landlord shall allocate 14.29% of Project Expenses to the Building (the "BUILDING SHARE"). Accordingly, Tenant's "PROPORTIONATE SHARE" with respect to the Building shall include the Building Share of Project Expenses. Notwithstanding the foregoing, Landlord may equitably adjust Tenant's Proportionate Share for all or part of any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building and/or the Project or that varies with the occupancy of the Building and/or the Project. Without limiting the generality of the foregoing, Tenant understands and agrees that Landlord shall have the right to adjust Tenant's Proportionate Share of any Utility Expenses based upon Tenant's use of the Utilities or similar services as reasonably estimated and determined by Landlord based upon factors such as size of the Premises and intensity of use of such Utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant's use of such Utilities and similar services. If Tenant disputes any such estimate or determination of Utility Expenses, then Tenant shall either pay the estimated amount or, with the prior written approval of Landlord, which approval may be given or withheld in Landlord's sole and absolute discretion, cause the Premises to be separately metered at Tenant's sole expense. In addition to the foregoing, Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses, Taxes, Insurance Expenses and Utility Expenses among different tenants and/or different buildings of the Project (the "COST POOLS"). Such Cost Pools may include, without limitation, office space tenants and industrial/R&D space tenants in the Project and may be modified to take into account the addition of any additional buildings within the Project. Accordingly, in the event of such allocation into Cost Pools, Tenant's Proportionate Shares with respect to the Building and the Project shall be appropriately adjusted to reflect such allocation.

          (4) In the event the average occupancy level of the Building or the Project for the Base Year and/or any subsequent Computation Year is not ninety-five percent (95%) or more of full occupancy, then the Operating Expenses for such year shall be apportioned among the tenants by the

Landlord to reflect those costs which would have occurred had the Building or the Project, as applicable, been ninety-five percent (95%) occupied during such year.

          (5) Without limiting the terms of Paragraph 4(c) above, Landlord reserves the right from time to time to remeasure the Premises, the Building and/or the Project in accordance with the current or revised standards promulgated from time to time by the Building Owners and Managers Association
(BOMA) or the American National Standards Institute or other generally accepted measurement standards utilized by Landlord and to thereafter adjust the Proportionate Share(s) of Tenant and any other affected tenants of the Building and/or Project.

     (d) GENERAL PAYMENT TERMS. The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder, any late charges assessed pursuant to Paragraph 6 below and any interest assessed pursuant to Paragraph 46 below, are referred to as the "RENT". All Rent shall be paid in lawful money of the United States of America. Checks are to be made payable to LBA REALTY FUND-HOLDING CO. II, LLC and shall be mailed to: P.O. Box 30760, Los Angeles, California 90030-0760, or to such other person or place as Landlord may, from time to time, designate to Tenant in writing. The Rent for any fractional part of a calendar month at the commencement or termination of the Term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month.

     (e) STATEMENTS BINDING. Every statement given by Landlord pursuant to paragraph (c) of this Paragraph 4 shall be conclusive and binding upon Tenant unless within ninety (90) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which the statement is claimed to be incorrect. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within ten (10) days after receipt of such statement, pay Additional Rent in accordance with Landlord's statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay Tenant the amount of Tenant's overpayment of Additional Rent resulting from compliance with Landlord's statement.

     (f) AUDIT RIGHTS. Notwithstanding anything to the contrary contained in this Paragraph 4 or elsewhere in this Lease, if Tenant reasonably disputes any amount set forth in any actual statement of Operating Expenses, Insurance Expenses, Utility Expenses and Taxes described above in Paragraph 4(c) (an "ACTUAL STATEMENT"), Tenant will have the right not later than ninety (90) days following receipt of an Actual Statement and upon no less than ten (10) days notice to Landlord, to cause Landlord's books and records with respect to the preceding calendar year only to be audited, at no cost or expense to Landlord, by a party selected by Tenant and reasonably approved by Landlord. Any audit conducted by or on behalf of Tenant shall be performed at Landlord's office during Landlord's normal business hours and in a manner so as to minimize interference with Landlord's business operations. Landlord shall have no obligation and Tenant shall have no right to make photocopies of any of Landlord's ledgers, invoices or other items; Tenant's audit to be limited to an on-site review of Landlord's books and records respecting the accounting for the items comprising the Operating Expenses, Taxes, Insurance Expenses and Utility Expenses. Pending completion of any such audit, Tenant agrees to pay Landlord any such disputed Operating Expenses, Taxes, Insurance Expenses and Utility Expenses. The amounts payable under this Paragraph 4(f) by Landlord to Tenant or Tenant to Landlord, as the case may be, will be appropriately adjusted on the basis of such audit. If such audit discloses an overstatement of Operating Expenses, Taxes, Insurance Expenses, and Utility Expenses in excess of four percent (4%) of the actual total amount thereof for such calendar year, Tenant will receive a credit against Tenant's future Additional Rent obligations (or, if the Term of this Lease has expired, Landlord shall pay Tenant) for the reasonable cost of an audit performed by a third party; otherwise the cost of such audit will be borne by Tenant. To the extent landlord must pay the cost of such third party audit, such cost shall not exceed a reasonable hourly charge for a reasonable amount of hours spent by such third-party in connection with the audit. In no event shall Landlord be liable for any contingency fee payments to any consultants of Tenant. Tenant agrees to keep, and to cause its accountant and employees to keep, all information revealed by any audit of Landlord's books and records strictly confidential and not to disclose any such information or permit any such information to be disclosed to anyone other than Landlord or Tenant's auditors or attorneys, unless compelled to do so by a court of law or in connection with any litigation between Landlord and Tenant with respect to same. If Landlord disputes the results of any Tenant audit, Landlord shall have the right to initiate an arbitration in accordance with the rules of the American Arbitration Association.

     5.     UTILITIES AND SERVICES

     (a) From 7:00 a.m. to 6:00 p.m. on weekdays and 8:00 a.m. to 1:00 p.m. on Saturday excluding legal holidays ("NORMAL BUSINESS HOURS"), Landlord shall furnish to the Premises electricity for lighting and operation of low-power usage office machines (not to exceed without additional charge to Tenant, 5 watts per usable square foot of the Premises), water, heat and air conditioning, and common elevator service. During all other hours, Landlord shall furnish such service except for heat and air conditioning, provided Tenant may be charged for after-hours electricity as provided herein. Landlord shall provide janitorial services for the Premises Monday through Friday (excluding legal holidays) in accordance with Building standard cleaning specifications reasonably established by Landlord. Tenant shall separately arrange with, and pay directly to, the applicable local public authorities or utilities, as the case may be, for the furnishing, installation and maintenance of all telephone services and equipment as may be required by Tenant in the use of the Premises. Landlord shall not be liable for any damages resulting from interruption of, or Tenant's inability to receive such service, and any such inability shall not relieve Tenant of any of its obligations under this Lease. If at any time during the Term Landlord shall determine that installation of a separate electrical meter for the Premises is necessary or desirable as a result of Tenant's after-hours or excess electrical usage, Tenant shall pay the cost of installing and maintaining such meter and the cost of Tenant's electrical usage as measured by such meter.

     (b) If requested by Tenant, Landlord shall furnish heat and air conditioning at times other than Normal Business Hours and the cost of such services as established by Landlord shall be paid by Tenant as Additional Rent, payable concurrently with the next installment of Base Rent. Subject to Landlord's prior written approval of Tenant's plans and specifications, all supplemental HVAC equipment required (if any) to accommodate Tenant's computer room shall be installed and separately metered at Tenant's expense. The cost of operation (including usage charges, fees, and assessments incurred by Landlord) and maintenance of any supplemental HVAC equipment shall be the sole responsibility of the Tenant and paid to Landlord as Additional Rent.

     (c) Without limiting the terms of Paragraph 5(a) above, Tenant acknowledges that Landlord has contracted with Southern California Edison to provide electricity for the Building, and that Landlord reserves the right to change the provider of such service at any time and from time to time in Landlord's sole discretion (any such provider being referred to herein as the "ELECTRIC SERVICE PROVIDER"). Tenant shall obtain and accept electrical service for the Premises only from and through Landlord, in the manner and to the extent expressly provided in this Lease, at all times during the term of this Lease, and Tenant shall have no right (and hereby waives any right Tenant may otherwise have) (i) to contract with or otherwise obtain any electrical service for or with respect to the Premises or Tenant's operations therein from any provider of electrical service other than the Electric Service Provider, or (ii) to enter into any separate or direct contract or other similar arrangement with the Electric Service Provider for the provision of electrical service to Tenant at the Premises. Tenant shall cooperate with Landlord and the Electric Service Provider at all times to facilitate the delivery of electrical service to Tenant at the Premises and to the Building, including without limitation allowing Landlord and the Electric Service Provider, and their respective agents and contractors, (a) to install, repair, replace, improve and remove and any and all electric lines, feeders, risers, junction boxes, wiring, and other electrical equipment, machinery and facilities now or hereafter located within the Building or the Premises for the purpose of providing electrical service to or within the Premises or the Building, and (b) reasonable access for the purpose of maintaining, repairing, replacing or upgrading such electrical service from time to time. Tenant shall provide such information and specifications regarding Tenant's use or projected use of electricity at the Premises as shall be required from time to time by Landlord or the Electric Service Provider to efficiently provide electrical service to the Premises or the Building. In no event shall Landlord be liable or responsible for any loss, damage, expense or liability, including without limitation loss of business or any consequential damages, arising from any failure or inadequacy of the electrical service being provided to the Premises or the Building, whether resulting from any change, failure, interference, disruption, or defect in the supply or character of the electrical service furnished to the Premises or the Building, or arising from the partial or total unavailability of electrical service to the Premises or the Building, from any cause whatsoever, or otherwise, nor shall any such failure, inadequacy, change, interference, disruption, defect or unavailability constitute an actual or constructive eviction of Tenant, or entitle Tenant to any abatement or diminution of Rent or otherwise relieve Tenant from any of its obligations under this Lease.

     (d) Tenant acknowledges that the Premises, the Building and/or the Project may become subject to the rationing of Utility services or restrictions on Utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing or restrictions as may be imposed upon Landlord, Tenant, the Premises, the Building and/or the Project, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant agrees to comply with energy conservation programs implemented by Landlord by reason of rationing, restrictions or Laws.

     (e) Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of Utilities due to any cause whatsoever, including, without limitation, (i) accident, breakage or repairs; (ii) strikes, lockouts or other labor disturbances or labor disputes of any such character; (iii) governmental regulation, moratorium or other governmental action; (iv) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel; (v) service interruptions or any other unavailability of utilities resulting from causes beyond Landlord's control including without limitation, any Service Provider initiated "brown-out" or "black-out," war, terrorism or bioterrorism; and (vi) any other cause beyond Landlord's reasonable control, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or relieve Tenant from any of its obligations hereunder. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises, the Building, or the Project. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services.

     (f) Landlord makes no representation with respect to the adequacy or fitness of the air-conditioning or ventilation equipment in the Building to maintain temperatures which may be required for, or because of, any equipment of Tenant, other than normal fractional horsepower office equipment, and

Landlord shall have no liability for loss or damage in connection therewith. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of this Paragraph 5. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. Tenant shall not use water or heat or air conditioning in excess of that normally supplied by Landlord. Tenant's consumption of electricity shall not exceed the Building's capacity considering all other tenants of the Building.

     (g) Tenant shall cooperate fully at all times with Landlord, and abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building's services and systems. Tenant shall not use any apparatus or device in, upon or about the Premises which may in any way increase the amount of services or utilities usually furnished or supplied to the Premises or other premises in the Building. In addition, Tenant shall not connect any conduit, pipe, apparatus or other device to the Building's water, waste or other supply lines or systems for any purpose. Neither Tenant nor its employees, agents, contractors, licensees or invitees shall at any time enter, adjust, tamper with, touch or otherwise in any manner affect the mechanical installations or facilities of the Building.

     6.     LATE CHARGE

     Notwithstanding any other provision of this Lease to the contrary, Tenant hereby acknowledges that late payment to Landlord of Rent, or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord's designated agent within five (5) business days after their due date, then Tenant shall pay to Landlord as additional Rent a late charge equal to the greater of five percent (5%) of such overdue amount or $250.00. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant's late payment and shall not be construed as a penalty. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease.

     7.     SECURITY DEPOSIT

     Concurrently with Tenant's execution of the Lease, Tenant shall deposit with Landlord the Security Deposit specified in the Basic Lease Information as security for the full and faithful performance of each and every term, covenant and condition of this Lease. Landlord may use, apply or retain the whole or any part of the Security Deposit as may be reasonably necessary (a) to remedy any Default by Tenant under this Lease, (b) to repair damage to the Premises caused by Tenant, (c) to clean the Premises upon termination of this Lease, (d) to reimburse Landlord for the payment of any amount which Landlord may reasonably spend or be required to spend by reason of Tenant's Default, and (e) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's Default. Should Tenant faithfully and fully comply with all of the terms, covenants and conditions of this Lease, within thirty (30) days following the expiration of the Term, the Security Deposit or any balance thereof shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant's interest in this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to any interest on such deposit. If Landlord so uses or applies all or any portion of said deposit, within five (5) days after written demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full extent of the above amount, and Tenant's failure to do so shall be a default under this Lease. In the event Landlord transfers its interest in this Lease, Landlord shall transfer the then remaining amount of the Security Deposit to Landlord's successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and agrees that the provisions of this Paragraph 7 shall govern the treatment of Tenant's Security Deposit in all respects for this Lease.

     8.     POSSESSION

     (a) TENANT'S RIGHT OF POSSESSION. Subject to Paragraph 8(b), Tenant shall be entitled to possession of the Premises upon commencement of the Term.

     (b) DELAY IN DELIVERING POSSESSION. If for any reason whatsoever, Landlord cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord, or Landlord's agents, advisors, employees, partners, shareholders, directors, invitees, independent contractors or Landlord's Investment Advisors (as hereinafter defined) (collectively, "LANDLORD'S AGENTS"), be liable to Tenant for any loss or damage resulting therefrom. Tenant shall not be liable for Rent until Landlord delivers possession of the Premises to Tenant. The Expiration Date shall be extended by the same number of days that Tenant's possession of the Premises was delayed beyond the Estimated Commencement Date.

     (c) EARLY OCCUPANCY. Subject to Landlord's prior approval, which may be withheld at Landlord's reasonable discretion, Tenant may occupy the Premises prior to the Commencement Date. If Tenant occupies the Premises prior to the Commencement Date, such early occupancy shall be subject to all of the terms and conditions of this Lease, including, without limitation, the provisions of Paragraphs 15, 16 and 17, except that provided Tenant does not commence the operation of business from the Premises, Tenant will not be obligated to pay Base Rent or any additional rent during the period of such early occupancy. Tenant agrees to provide Landlord with prior notice of any such intended early occupancy and to cooperate with Landlord during the period of any such early occupancy so as not to interfere with Landlord in the completion of any improvements to the Premises constructed pursuant to EXHIBIT B.

     9.     USE OF PREMISES

     (a) PERMITTED USE. Subject to factors beyond Landlord's control and the other provisions of this Lease, including, without limitation, Sections 21 and 22, during the Term, Tenant shall have access to the Building and the Premises 24 hours each day, 7 days per week by standard door key system. The use of the Premises by Tenant and Tenant's agents, advisors, employees, partners, shareholders, directors, customers, invitees and independent contractors (collectively, "TENANT'S AGENTS") shall be solely for the Permitted Use specified in the Basic Lease Information and for no other use. Tenant shall not permit any objectionable or unpleasant odor, smoke, dust, gas, noise or vibration to emanate from or near the Premises. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by Laws (as hereinafter defined), for any purpose that would invalidate the insurance or increase the premiums for insurance on the Premises, the Building or the Project or for any purpose or in any manner that would interfere with other tenants' use or occupancy of the Project. If any of Tenant's office machines or equipment disturb any other tenant in the Building, then Tenant shall provide adequate insulation or take such other action as may be necessary to eliminate the noise or disturbance. Tenant agrees to pay to Landlord, as Additional Rent, any increases in premiums on policies resulting from Tenant's Permitted Use or any other use or action by Tenant or Tenant's Agents which increases Landlord's premiums or requires additional coverage by Landlord to insure the Premises. Tenant agrees not to overload the floor(s) of the Building. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or reasonably objectionable purpose. Tenant shall not do or permit to be done anything which will obstruct or interfere with the rights of other tenants or occupants of the Project or the Building, or injure or annoy them. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, the Building, the Project or the Site, nor commit or suffer to be committed any waste in, on or about the Premises. Tenant shall have no right to conduct any auction in, on or about the Premises, the Building or Site.

     (b) COMPLIANCE WITH GOVERNMENTAL REGULATIONS AND PRIVATE RESTRICTIONS. Tenant and Tenant's Agents shall, at Tenant's expense, faithfully observe and comply with (1) all municipal, state and federal laws, statutes, codes, rules, regulations, ordinances, requirements, and orders (collectively, "LAWS"), now in force or which may hereafter be in force pertaining to the Premises or Tenant's use of the Premises, the Building or the Project; (2) all recorded covenants, conditions and restrictions affecting the Project ("PRIVATE RESTRICTIONS") now in force or which may hereafter be in force, including, without limitation, the provisions of that certain Declaration of Restrictions for The Village Business and Industrial Center recorded on November 15, 1979 as Instrument No. 19568 in Book 13396 at Page 740, among the Official Records of Orange County; and (3) the Rules and Regulations (as defined in Paragraph 41 of this Lease). Without limiting the generality of the foregoing, to the extent Landlord is required by the city or county in which the Building is located to maintain carpooling and public transit programs, Tenant shall cooperate in the implementation and use of these programs by and among Tenant's employees. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any Laws or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant.

     (c) COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT. Landlord and Tenant hereby agree and acknowledge that the Premises, the Building and/or the Project may be subject to, among other Laws, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, and all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented including Title 24 enacted by the State of California (collectively, the "ADA"). Any Tenant Improvements to be constructed hereunder shall be in compliance with the requirements of the ADA, and all costs incurred for purposes of compliance therewith shall be a part of and included in the costs of the Tenant Improvements. Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all Tenant Improvements strictly complies with all requirements of the ADA. Subject to reimbursement pursuant to Paragraph 4 above, if any barrier removal work or other work is required to the Building, the Common Areas or the Project under the ADA, then such work shall be the responsibility of Landlord; provided, if such work is required under the ADA as a result of Tenant's use of the Premises or any work or Alteration (as hereinafter defined) made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Except as otherwise expressly provided in this provision, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA. Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises, the Building or the Project; any claims made or threatened orally or in writing regarding noncompliance with the ADA and relating to any portion of the Premises, the Building, or the Project; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises, the Building or the Project. Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord's Agents harmless and indemnify Landlord and Landlord's Agents from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant's or Tenant's Agents violation or alleged violation of the ADA. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

     (d) NO ROOF ACCESS. At no time during the Term shall Tenant have access to the roof of the Building or have the right to install, operate or maintain a satellite-earth communications station (antenna and associated equipment), microwave equipment and/or an FM antenna on the Building or the Project.

     10.     ACCEPTANCE OF PREMISES

     By taking possession of the Premises, Tenant accepts the Premises as suitable for Tenant's intended use and as being in good and sanitary operating order, condition and repair, AS IS, and without representation or warranty by Landlord as to the condition, use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant.

     11.     SURRENDER

     Tenant agrees that on the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the premises to Landlord (a) in good condition and repair (damage by acts of God, fire, and normal wear and tear excepted), but with all interior walls cleaned and repaired, any carpets cleaned, and all floors cleaned and waxed, and (b) otherwise in accordance with Paragraph 32(e). Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Tenant or Tenant otherwise performing all of its obligations under this Lease. On or before the expiration or sooner termination of this Lease, (i) Tenant shall remove all of Tenant's Property (as hereinafter defined) and Tenant's signage from the Premises, the Building and the Project and repair any damage caused by such removal, and (ii) Landlord may, by notice to Tenant given not later than ninety (90) days prior to the Expiration Date (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event no advance notice shall be required), require Tenant at Tenant's expense to remove any or all Alterations in accordance with Paragraph 12 of this Lease and to repair any damage caused by such removal. Any of Tenant's Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property; provided, however, that Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. All Tenant Improvements and Alterations except those which Landlord requires Tenant to remove shall remain in the Premises as the property of Landlord. Notwithstanding anything to the contrary contained in this Lease, Tenant shall only be required to remove Alterations which Landlord identifies in writing as requiring removal at the time Tenant requests Landlord's consent to such Alterations (or at the time Tenant notifies Landlord of any Minor Modifications pursuant to Paragraph 12).

     12.     ALTERATIONS AND ADDITIONS

     (a) Tenant shall not make, or permit to be made, any alteration, addition or improvement (hereinafter referred to individually as an "ALTERATION" and collectively as the "ALTERATIONS") to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that Landlord shall have the right in its sole and absolute discretion to consent or to withhold its consent to any Alteration which would (i) affect any area outside the Premises; (ii) affect the Building's structure, equipment, services or systems, or the proper functioning thereof, or Landlord's access thereto; (iii) affect the outside appearance, character or use of the Project, the Building or the Common Areas; (iv) weaken or impair the structural strength of the Building; (v) in the reasonable opinion of Landlord, lessen the value of the Project or Building; (vi) will violate or require a change in any occupancy certificate applicable to the Premises; or
(vii) would trigger a legal requirement which would require Landlord to make any alteration or improvement to the Premises, Building or Project. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but upon no less than ten (10) days prior notice to Landlord, shall have the right to make interior, non-structural Alterations that are solely cosmetic or decorative in nature (such as painting, carpeting and other wall coverings), or installation, removal, replacement or assembly of office furniture, fixtures or equipment (including cubicles and computers) ("MINOR MODIFICATIONS"); provided, however, that the cost of such Minor Modifications does not exceed $25,000 and such Minor Modifications otherwise comply with the provisions of this Paragraph 12.

     (b) Any Alteration to the Premises shall be at Tenant's sole cost and expense, in compliance with all applicable Laws and all requirements requested by Landlord, including, without limitation, the requirements of any insurer providing coverage for the Premises or the Project or any part thereof, and in accordance with plans and specifications approved in, writing by Landlord, and shall be constructed and installed by a contractor approved in writing by Landlord. In connection with any Alteration, Tenant shall deliver plans and specifications therefor to Landlord. Before Alterations may begin, valid building permits or other permits or licenses required must be furnished to Landlord, and, once the Alterations begin, Tenant will diligently and continuously pursue their completion. Landlord may monitor construction of the Alterations and Tenant shall reimburse Landlord for its costs (including, without limitation, the costs of any construction manager retained by Landlord) in reviewing plans and documents and in monitoring construction; provided, however, that Tenant shall not be assessed more than $500.00 per project for Landlord's costs. Tenant shall maintain during the course of construction, at its sole cost and expense, builders' risk insurance for the amount of the completed value of the Alterations on an all-risk non- reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as Landlord shall reasonably require in connection with the Alterations. In addition to and without limitation on the generality of the foregoing, Tenant shall ensure that its contractors procure and maintain in full force and effect during the course of construction a "broad form" commercial general liability and property damage policy of insurance naming Landlord, Tenant, Landlord's Investment Advisors, any property manager designated by Landlord and Landlord's lenders as additional insureds. The minimum limit of coverage of the aforesaid policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of more than one person in any one accident or occurrence, and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least One Million Dollars ($1,000,000.00).

     (c) All Alterations, including, but not limited to, heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Premises or the Building, shall at once be and become the property of Landlord, and shall not be deemed trade fixtures or Tenant's Property.

     (d) All telephone, computer and/or telecommunication equipment and cabling shall be installed within the Premises and shall be removed upon the expiration or sooner termination of this Lease and the Premises restored to the same condition as before such installation.

     (e) Notwithstanding anything herein to the contrary, before installing any equipment or lights which generate an undue amount of heat in the Premises, or if Tenant plans to use any high-power usage equipment in the Premises, Tenant shall obtain the written permission of Landlord which permission shall not be unreasonably withheld or delayed.

     (f) Tenant agrees not to proceed to make any Alterations, not withstanding consent from Landlord to do so, until Tenant notifies Landlord in writing of the date Tenant desires to commence construction or installation of such Alterations and Landlord has approved such date in writing, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.

     (g) Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if it is reasonably foreseeable that such employment will materially interfere or cause any material conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Project by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Project immediately.

     13.     MAINTENANCE AND REPAIRS OF PREMISES

     (a) MAINTENANCE BY TENANT. Throughout the Term, Tenant shall, at its sole expense, subject to Paragraphs 5(a) and 13(b) hereof, (1) keep and maintain in good order and condition the Premises including, without limitation, all Tenant Improvements, Alterations, utility meters, all special or supplemental HVAC systems, and electrical systems located within the Premises, all fixtures, furniture and equipment, including, without limitation, all computer, telephone and data cabling and equipment, Tenant's signs, locks, closing devices, security devices, interior windows, window sashes, casements and frames, floors and floor coverings, shelving, kitchen and/or restroom facilities and appliances located within the Premises to the extent such facilities and appliances are intended for the exclusive use of Tenant, if any, custom lighting, and any alterations, additions and other property located within the Premises in first-class condition and repair, reasonable wear and tear excepted and Tenant's Property,
(2) keep and maintain in good order and condition, repair and replace all of Tenant's security systems in or about or serving the Premises, and (3) maintain and replace all specialty lamps, bulbs, starters and ballasts. Tenant shall replace, at its expense, any and all plate and other glass in and about the Premises which is damaged or broken by Tenant, Tenant's Agents or invitees. Such maintenance and repairs shall be performed with due diligence, lien-free and in a first-class and workmanlike manner, by licensed contractor(s) which are selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay. Tenant shall not do nor shall Tenant allow Tenant's Agents to do anything to cause any damage, deterioration or unsightliness to the Premises, the Building or the Project.

     (b) MAINTENANCE BY LANDLORD. Subject to the provisions of Paragraphs 13(a), 21 and 22, and further subject to Tenant's obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, for Tenant's Proportionate Share(s) of the cost and expense of the following items, Landlord agrees to repair and maintain the following items: the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs resulting from the presence of such additional equipment); the Systems serving the Premises and the Building; and the Parking Areas, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Common Areas. Subject to the provisions of Paragraphs 13(a), 21 and 22, Landlord, at its own cost and expense, agrees to repair and maintain the following items: the structural portions of the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab, and the load bearing walls and exterior walls of the Building (excluding any glass and any routine maintenance, including, without limitation, any painting, sealing, patching and waterproofing of such walls). Landlord shall perform its obligations hereunder in an manner consistent with that employed by owners of comparable office buildings in the vicinity of the Project. Notwithstanding anything in this Paragraph 13 to the contrary, Landlord shall have the right to either repair or to require Tenant to repair any damage to any portion of the Premises, the Building and/or the Project caused by or created due to any act, omission, negligence or willful misconduct of Tenant or Tenant's Agents and to restore the Premises, the Building and/or the Project, as applicable, to the condition existing prior to the occurrence of such damage; provided, however, that in the event Landlord elects to perform such repair and restoration work, Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith. Landlord's obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance and a reasonable time to perform such repair and maintenance. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such condition. Landlord shall not be liable to Tenant for failure to perform any such maintenance, repairs or replacements, unless Landlord shall fail to make such maintenance, repairs or replacements and such failure shall continue for an unreasonable time following written notice from Tenant to Landlord of the need therefor. Without limiting the foregoing, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Sections 1932(1), 1941, and 1942 and any successive sections or statutes of a similar nature).

     14.     LANDLORD'S INSURANCE

     Landlord shall purchase and keep in force ISO Special Form (formerly known as "all risk") insurance covering the Building and the Project. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises, the Building and the Project of any insurer necessary for the maintenance of reasonable fire and commercial general liability insurance, covering the Building and the Project. Landlord may maintain "Loss of Rents" insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the Premises, the Building or the Project or any portion thereof are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease.

     15.     TENANT'S INSURANCE

     (a) COMMERCIAL GENERAL LIABILITY INSURANCE. Tenant shall, at Tenant's expense, secure and keep in force a "broad form" commercial general liability insurance and property damage policy covering the Premises, insuring Tenant, and naming Landlord, Landlord's lenders and, at Landlord's request, such other persons or entities of which Tenant has been informed in writing, as additional insureds, against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. The minimum limit of coverage of such policy shall be in the amount of not less than Two Million Dollars ($2,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Two Million Dollars ($2,000,000.00) for injury or death of more than one person in any one accident or occurrence, shall include an extended liability endorsement providing contractual liability coverage (which shall include coverage for Tenant's indemnification obligations in this Lease), and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Two Million Dollars ($2,000,000.00). Landlord may from time to time require reasonable increases in any such limits if Landlord believes that additional coverage is necessary or desirable. The limit of any insurance shall not limit the liability of Tenant hereunder. No policy maintained by Tenant under this Paragraph 15(a) shall contain a deductible greater than Two Thousand Five Hundred Dollars ($2,500.00). No policy shall be cancelable or subject to reduction of coverage without thirty (30) days prior written notice to Landlord. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the state/commonwealth in which the Premises are located for the issuance of such type of insurance coverage and rated AX in Best's Key Rating Guide. All deductibles shall be deemed self-insured with full waiver of subrogation. All policies shall contain an endorsement that the insurer waives its right to subrogation as set forth below in Paragraph 17 and shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. Furthermore, Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of the Premises for purposes more hazardous than permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by any mortgagee pursuant to any provision of the mortgage upon the happening of a default thereunder, or (iv) any change in title or ownership of the Premises.

     (b) PERSONAL PROPERTY INSURANCE. Tenant shall maintain in full force and effect on all of its personal property, furniture, furnishings, trade or business fixtures and equipment (collectively, "TENANT'S PROPERTY") on the Premises, ISO Special Form (formerly known as "All Risk") insurance, including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism, malicious mischief plus earthquake and flood coverage to the extent of the full replacement cost thereof. No such policy shall contain a deductible greater than Two Thousand Five Hundred Dollars ($2,500.00). During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant's equipment and fixtures and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant's possessions.

     (c) WORKER'S COMPENSATION INSURANCE; EMPLOYER'S LIABILITY INSURANCE. Tenant shall, at Tenant's expense, maintain in full force and effect worker's compensation insurance with not less than the minimum limits required by law, and employer's liability insurance with a minimum limit of coverage of One Million Dollars ($1,000,000).

     (d) EVIDENCE OF COVERAGE. Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days prior written notice to Landlord and the other parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days notice has been given to Landlord). If any such initial or replacement policies or certificates are not furnished within the time(s) specified herein, Tenant shall be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided in Paragraph 24 below, and Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant's expense.

     16.     INDEMNIFICATION

     (a) INDEMNIFICATION OF LANDLORD. Tenant shall defend, protect, indemnify and hold harmless Landlord and Landlord's Agents against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys' fees, costs and disbursements) arising from (1) the use of the Premises, the Building or the Project by Tenant or Tenant's Agents, or from any activity done, permitted or suffered by Tenant or Tenant's Agents in or about the Premises, the Building or the Project, and (2) any act, neglect, fault, willful misconduct or omission of Tenant or Tenant's Agents, or from any breach or default in the terms of this Lease by Tenant or Tenant's Agents, and (3) any action or proceeding brought on account of any matter in items (1) or (2). If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Notwithstanding anything to the contrary contained in this Paragraph 16, all property of Tenant, its agents, employees and invitees kept or stored on the Premises, whether leased or owned by any such parties, shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers, unless such damage shall be caused by the gross negligence or willful misconduct of Landlord. Landlord or its agents shall not be liable for interference with the light or other intangible rights. As a material part of the consideration to Landlord, Tenant hereby releases Landlord and Landlord's Agents from responsibility for, waives its entire claim of recovery for and assumes all risk of (i) damage to property or injury to persons in or about the Premises, the Building or the Project from any cause whatsoever (except that which is caused by the sole active gross negligence or willful misconduct of Landlord or Landlord's Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure), or (ii) loss resulting from business interruption or loss of income at the Premises or (iii) consequential damages. The obligations of Tenant under this Paragraph 16 shall survive the expiration or any sooner termination of this Lease.

     (b) INDEMNIFICATION OF TENANT. Notwithstanding anything to the contrary contained in Paragraph 16(a) above, Tenant shall not be required to protect, defend, save harmless or indemnify Landlord from any liability for injury, loss, accident or damage to any person resulting from Landlord's negligent acts or omissions or willful misconduct or that of its agents, contractors, servants, employees or licensees, in connection with Landlord's activities on or about the Premises, and subject to the terms of Paragraph 17, Landlord hereby indemnifies and agrees to protect, defend and hold Tenant harmless from and against any and all claims, damages, judgments, suits, causes of action, and expenses, including reasonable attorneys' fee and court costs to the extent caused by Landlord's negligent acts or omissions or willful misconduct or those of its agents, contractors, servants, employees or licensees resulting in any injury or damage in connection with Landlord's activities on or about the Premises, Building or Common Areas. Such exclusion from Tenant's indemnity and such agreement by landlord to so indemnify and hold Tenant harmless are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease to the extent that such policies cover (or, if such policies would have been carried as required, would have covered) the result of negligent acts or omissions or willful misconduct of Landlord or those of its agents, contractors, servants, employees or licensees; provided, however, the provisions of this sentence shall in no way be construed to imply the availability of any double or duplicate coverage. Landlord's and Tenant's indemnification obligations under this Paragraph 16 may or may not be coverable by insurance, but the failure of either Landlord or Tenant to carry insurance covering the indemnification obligation shall not limit their indemnity obligations hereunder.

     (c) NO IMPAIRMENT OF INSURANCE. The foregoing indemnity obligations shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.

     17.     WAIVER OF CLAIMS; WAIVER OF SUBROGATION

     (a) MUTUAL WAIVER OF PARTIES. Landlord and Tenant hereby waive their rights against each other with respect to any claims or damages or losses, including any deductibles and self-insured amounts, which are caused by or result from (a) any occurrence insured against under any insurance policy (other than the commercial general liability insurance) carried by Landlord or Tenant (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage or loss, or (b) any occurrence which would have been covered under any insurance (other than the commercial general liability insurance) required to be obtained and maintained by Landlord or Tenant (as the case may be) under Paragraphs 14 and 15 of this Lease (as applicable) had such insurance been obtained and maintained as required therein or (c) any occurrence which is insurable, whether or not a party is required to carry such insurance hereunder. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

     (b) WAIVER OF INSURERS. Each party shall cause each insurance policy (other than the commercial general liability insurance) required to be obtained by it pursuant to Paragraphs 14 and 15 to provide that the insurer waives all rights of recovery by way of subrogation against either Landlord or Tenant, as the case may be, in connection with any claims, losses and damages covered by such policy. If either party fails to maintain insurance for an insurable loss, such loss shall be deemed to be self- insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

     18.     SIGNS

     Subject to (i) Landlord's prior reasonable approval of Tenant's sign plans and specifications, which shall not be unreasonably withheld or delayed, (ii) the sign criteria for the Project, (iii) all covenants, conditions, and restrictions of record affecting the Project, (iv) all applicable laws, rules, regulations and local ordinances, and (v) Tenant obtaining all necessary permits and approvals from the City of Buena Park, California, Tenant shall also have the non-exclusive right, at Tenant's sole cost and expense to have the name "Performance Capital Management, LLC" (or any name by which the original Tenant may later be known, as long as such name is not an Objectionable Name, as defined below) placed at Building top level in one location designated by Landlord facing Knott Avenue (the "BUILDING-TOP SIGN"). Tenant shall be solely responsible for payment of all costs and expenses arising from the Building-Top Sign, including, without limitation, all design, fabrication and permitting costs, license fees, installation, maintenance, repair and removal costs, and the costs to restore the underlying surface of the Building to the condition existing prior to the installation of the Building-Top Sign.

     The sign rights granted herein with respect to the Building-Top Sign are personal to the original Tenant executing this Lease and may not be assigned, voluntarily or involuntarily, to any person or entity The rights granted to the original Tenant hereunder are not assignable separate and apart from this Lease, nor may any right granted herein be separated from this Lease in any manner, either by reservation or otherwise. To the extent the original Tenant desires to install and/or change the name set forth on the Building-Top Sign to a name other than the names (or reasonable derivation thereof) expressly authorized above, such name shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Building or be a name which would cause Landlord to be in violation of exclusive sign rights which Landlord may have granted to a third party (an "Objectionable Name").

     In addition to the Building-Top Sign, Landlord shall provide to Tenant, at Landlord's sole cost, one initial Building standard suite entry sign at the entrance to the Premises on the ground floor of the Building and one strip on the directory board in the ground floor lobby of the Building.

     Except for the above described signs, Tenant shall not place or permit to be placed in, upon, or about the Premises, the Building or the Project any exterior lights, decorations, balloons, flags, pennants, banners, advertisements or notices, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior the Premises without obtaining Landlord's prior written consent. Tenant shall remove any sign, advertisement or notice placed on the Premises, the Building or the Project by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises, the Building or the Project caused thereby and shall restore the underlying surfaces to the condition existing prior to the installation of Tenant's Signs, all at Tenant's expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises, the Building or the Project at Tenant's sole cost and expense.

     19.     FREE FROM LIENS

     Tenant shall keep the Premises, the Building and the Project free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. Tenant shall, at Landlord's request, provide Landlord with enforceable, unconditional and final lien releases (and other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such lien to be released of record or bonded to Landlord's reasonable satisfaction so that it no longer affects title to the Project, the Site, the Building or the Premises. In the event that Tenant shall not, within ten (10) days following notice of the filing of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, attorneys' fees) shall be payable to Landlord by Tenant upon demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises, the Building and the Project, from mechanics' and materialmen's liens. Tenant shall give to Landlord at least ten (10) business days' prior written notice of commencement of any repair or construction on the Premises. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES.

     20.     ENTRY BY LANDLORD

     Tenant shall permit Landlord and Landlord's Agents to enter into and upon the Premises at all reasonable times, upon reasonable notice (except in the case of an emergency, for which no notice shall be required), and subject to Tenant's reasonable security arrangements, for the purpose of inspecting the same or showing the Premises to prospective purchasers, lenders or tenants or to alter, improve, maintain and repair the Premises or the Building as required or permitted of Landlord under the terms hereof, or for any other business purpose, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the sole active gross negligence or willful misconduct of Landlord); and Tenant shall permit Landlord to post notices of non-responsibility and ordinary "for sale" or "for lease" signs. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction or constructive eviction of Tenant from the Premises. Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure in the case of an emergency and when Landlord otherwise deems such closure necessary.

     21.     DESTRUCTION AND DAMAGE

     (a) If the Premises are damaged by fire or other perils covered by extended coverage insurance, Tenant shall give Landlord immediate notice thereof and Landlord shall, at Landlord's option:

          (1) In the event of total destruction (which shall mean destruction or damage in excess of twenty-five percent (25%) of the full insurable value thereof) of the Premises, elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the date Landlord obtains actual knowledge of such destruction (the "CASUALTY DISCOVERY DATE"). If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the Casualty Discovery Date.

          (2) In the event of a partial destruction (which shall mean destruction or damage to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof) of the Premises for which Landlord will receive insurance proceeds sufficient to cover the cost to repair and restore such partial destruction and, if the damage thereto is such that the Premises may be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within two hundred seventy (270) days from the Casualty Discovery Date, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event the Lease shall continue in full force and effect. If such repair and restoration requires longer than two hundred seventy (270) days or if the insurance proceeds therefor (plus any amounts Tenant may elect or is obligated to contribute) are not sufficient to cover the cost of such repair and restoration, Landlord may elect either to so repair and restore, in which event the Lease shall continue in full force and effect, or not to repair or restore, in which event the Lease shall terminate. In either case, Landlord shall give written notice to Tenant of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the Casualty Discovery Date.

          (3) Notwithstanding anything to the contrary contained in this Paragraph, in the event of damage to the Premises occurring during the last twelve (12) months of the Term, Landlord or

Tenant may elect to terminate this Lease by written notice of such election given to the other party within thirty (30) days after the Casualty Discovery Date.

     (b) If the Premises are damaged by any peril not fully covered by insurance proceeds to be received by Landlord, and the cost to repair such damage exceeds any amount Tenant may agree to contribute, Landlord may elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant's ability to continue its business operations in the Premises, then this Lease shall be deemed to have terminated as of the date such damage occurred.

     (c) Notwithstanding anything to the contrary in this Paragraph 21, Landlord shall have the option to terminate this Lease, exercisable by notice to Tenant within sixty (60) days after the Casualty Discovery Date, in each of the following instances:

          (1) If more than twenty-five percent (25%) of the full insurable value of the Building or the Project is damaged or destroyed, regardless of whether or not the Premises is destroyed.

          (2) If the Building or the Project or any portion thereof is damaged or destroyed and the repair and restoration of such damage requires longer than one hundred eighty (180) days from the Casualty Discovery Date, regardless of whether or not the Premises is destroyed.

          (3) If the Building or the Project or any portion thereof is damaged or destroyed and the insurance proceeds therefor are not sufficient to cover the costs of repair and restoration, regardless of whether or not the Premises is destroyed.

          (4) If the Building or the Project or any portion thereof is damaged or destroyed during the last twelve (12) months of the Term, regardless of whether or not the Premises is destroyed.

     (d) In the event of repair and restoration as herein provided, the monthly installments of Base Rent shall be abated proportionately in the ratio which Tenant's use of the Premises is impaired during the period of such repair or restoration, but only to the extent of rental abatement insurance proceeds received by Landlord; provided, however, that Tenant shall not be entitled to such abatement to the extent that such damage or destruction resulted from the acts or inaction of Tenant or Tenant's Agents. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord's Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any damage to or destruction of the Premises, the Building or the Project or the repair or restoration thereof, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building or the Project and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.

     (e) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only the initial tenant improvements, if any, constructed by Landlord in the Premises pursuant to the terms of this Lease, substantially to their condition existing immediately prior to the occurrence of the damage or destruction; and Tenant shall promptly repair and restore, at Tenant's expense, Tenant's Alterations which were not constructed by Landlord.

     (f) This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction).

     22.     CONDEMNATION

     (a) If twenty-five percent (25%) or more of either the Premises, the Building or the Project or the parking areas for the Building or the Project is taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a "CONDEMNATION"), Landlord may, at its option, terminate this Lease as of the date title vests in the condemning party. If twenty-five percent (25%) or more of the Premises is taken and if the Premises remaining after such Condemnation and any repairs by Landlord would be untenantable for the conduct of Tenant's business operations, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially the same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent corresponding to the time during which, and to the portion of the floor area of the Premises (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration, as reasonably determined by Landlord. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord's Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any Condemnation or the repair or restoration of the Premises, the Building or the Project or the parking areas for the Building or the Project following such Condemnation, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building, the Project or the parking areas and/or any inconvenience or annoyance occasioned by such Condemnation, repair or restoration.

     (b) Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection with any Condemnation, and Tenant shall have no claim against Landlord for the value of any unexplored term of this Lease or otherwise; provided, however, that Tenant shall be entitled to receive any award separately allocated by the condemning authority to Tenant for Tenant's relocation expenses or the value of Tenant's Property (specifically excluding fixtures, Alterations and other components of the Premises which under this Lease or by law are or at the expiration of the Term will become the property of Landlord), provided that such award does not reduce any award otherwise allocable or payable to Landlord.

     (c) In the event of a taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall perform its obligations under Paragraph 11 with respect to surrender of the Premises and shall pay to Landlord the portion of any award which is attributable to any period of time beyond the Term expiration date. For purpose of this Paragraph 22, a temporary taking shall be defined as a taking for a period of two hundred seventy (270) days or less.

     (d) This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a taking. Accordingly, the parties waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the parties to terminate this Lease as a result of a taking.

     23.     ASSIGNMENT AND SUBLETTING

     (a) Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (2) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed as set forth below in this Section 23, provided that (i) Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder, and (ii) Tenant has not previously assigned or transferred this Lease or any interest herein or subleased the Premises or any part thereof. A transfer of greater than a fifty percent (50%) interest (whether stock, partnership interest, membership interest or otherwise) of Tenant, either in one (1) transaction or a series of transactions shall be deemed to be an assignment under this Lease. When Tenant requests Landlord's consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current and prior financial statements for the proposed assignee or subtenant, which financial statements shall be audited to the extent available and shall in any event be prepared in accordance with generally accepted accounting principles ("TRANSFER NOTICE"). Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, including all material terms and conditions thereof. Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (1) terminate this Lease as of the commencement date stated in the proposed sublease or assignment, (2) sublease or take an assignment, as the case may be, from Tenant of the interest, or any portion thereof, in this Lease and/or the Premises that Tenant proposes to assign or sublease, on the same terms and conditions as stated in the proposed sublet or assignment agreement, (3) consent to the proposed assignment or sublease, or (4) refuse its consent to the proposed assignment or sublease, providing that such consent shall not be unreasonably withheld so long as Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder. In the event Landlord elects to terminate this Lease or sublease or take an assignment from Tenant of the interest, or portion thereof, in the Lease and/or the Premises that Tenant proposes to assign or sublease as provided in the foregoing clauses (1) and (2), respectively, then Landlord shall have the additional right to negotiate directly with Tenant's proposed assignee or subtenant and to enter into a direct lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, without limitation, any claims for any compensation or profit related to such lease or occupancy agreement.

     (b) Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (1) whether or not the proposed subtenant or assignee is engaged in a business which, and the use of the

Premises will be in an manner which is in keeping with the then character and nature of all other tenancies in the Project, (2) whether the use to be made of the Premises by the proposed subtenant or assignee will conflict with any so-called "exclusive" use then in favor of any other tenant of the Building or the Project, and whether such use would be prohibited by any other portion of this Lease, including, but not limited to, any rules and regulations then in effect, or under applicable Laws, and whether such use imposes a greater load upon the Premises and the Building and Project services then imposed by Tenant,
(3) the business reputation of the proposed individuals who will be managing and operating the business operations of the assignee or subtenant, and the long-term financial and competitive business prospects of the proposed assignee or subtenant, and (4) the creditworthiness and financial stability of the proposed assignee or subtenant in light of the responsibilities involved. In any event, Landlord may withhold its consent to any assignment or sublease, if (i) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 9(a) or (b) above or with any other lease which restricts the use to which any space in the Building or the Project may be put, (ii) omitted, (iii) the portion of the Premises proposed to be sublet is irregular in shape and/or does not permit safe or otherwise appropriate means of ingress and egress, or does not comply with governmental safety and other codes, (iv) the proposed sublessee or assignee is either a governmental agency or instrumentality thereof; (v) the proposed sublessee or assignee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed sublessee or assignee, either (x) occupies space in the Project at the time of the request for consent, or (y) is negotiating with Landlord or has negotiated with Landlord during the four (4) month period immediately preceding the date Landlord receives Tenant's request for consent, to lease space in the Project.

     (c) If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the excess, if any, of (1) the rent and any additional rent payable by the assignee or sublessee to Tenant, less reasonable and customary market-based leasing commissions, tenant improvement costs, marketing expenses, and legal fees if any, incurred by Tenant in connection with such assignment or sublease; minus (2) Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, which commissions shall, for purposes of the aforesaid calculation, be amortized on a straight-line basis over the term of such assignment or sublease. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord's prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the assignee or subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord. Landlord's collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant. A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord's consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.

     (d) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of the Rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignment or subletting). In the event of default by any transferee of Tenant or any successor of Tenant in the performance of any of the terms of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such transferee or successor.

     (e) Tenant shall pay Landlord's reasonable fees (including, without limitation, the fees of Landlord's counsel), incurred in connection with Landlord's review and processing of documents regarding any proposed assignment or sublease up to a maximum of $1,000.00 per transfer.

     (f) If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect Rent from the assignee. If the Premises or any part thereof is sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may, after an Event of Default by Tenant, collect Rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Paragraph 23, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to an assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting pursuant to any provision of this Lease shall not, except as otherwise provided herein, in any way be considered to relieve Tenant from obtaining the express consent of Landlord to any other or further assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting. References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees or others claiming under or through Tenant, immediately or remotely. The listing of any name other than that of Tenant on any door of the Premises or on any directory or in any elevator in the Building, or otherwise, shall not, except as otherwise provided herein, operate to vest in the person so named any right or interest in this Lease or in the Premises, or be deemed to constitute, or serve as a substitute for, or any waiver of, any prior consent of Landlord required under this Paragraph 23.

     (g) Each subletting and/or assignment pursuant to this Paragraph shall be subject to all of the covenants, agreements, terms, provision and conditions contained in this Lease and each of the covenants, agreements, terms, provisions and conditions of this Lease shall be automatically incorporated therein. If Landlord shall consent to, or reasonably withhold its consent to, any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar in connection with the proposed assignment or sublease. Notwithstanding any contrary provision of this Lease, if Tenant or any proposed transferee of Tenant claims that Landlord has unreasonably withheld or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this Paragraph 23, Tenant's and such transferee's only remedy shall be to seek a declaratory judgment and/or injunctive relief, and Tenant, on behalf of itself and, to the extent permitted by law, such proposed transferee waives all other remedies against Landlord, including, without limitation, the right to seek monetary damages or to terminate this Lease.

     (h) Notwithstanding anything to the contrary contained in this Section 23, Tenant, upon written notice to Landlord, but without Landlord's consent, may sublet all or any part of the Premises to one or more corporations or other business entities (each herein called a "RELATED CORPORATION") which shall control, be controlled by, or be under common control with, Tenant. Concurrently with providing notice to Landlord of the making of a sublease to a Related Corporation, Tenant shall be required to submit reasonably satisfactory evidence that the sublessee is a Related Corporation, together with an executed counterpart of the sublease. As used herein in defining Related Corporation, control must include over fifty percent (50%) of the stock or other voting interest of the controlled corporation or other business entity. Similar evidence that such sublessee continues to be a Related Corporation shall be furnished by Tenant to Landlord within fifteen (15) days after request therefor, provided such request is not made more often than annually. Any sublease to a Related Corporation shall not relieve Tenant from liability under this Lease. Furthermore, any sublease to a Related Corporation shall be conditioned upon the following: (i) the sublessee of all or a portion of the Premises assuming, in full, the obligations of Tenant with respect to the subleased portion of the Premises; (ii) the reaffirmation by the Guarantor, if any, of its Lease Guaranty in form satisfactory to Landlord; and (iii) the use of the Premises remains unchanged.

     (i) If for a transfer other than a sublease to a Related Corporation Landlord approves of the proposed transfer, Tenant may enter into the transfer with such proposed transferee subject to the following further conditions:

          (1) the transfer shall be on the same terms set forth in the Transfer Notice delivered to Landlord (if the terms have changed, Tenant must submit a revised Transfer Notice to Landlord and Landlord shall have another thirty (30) days after receipt thereof to make the election in Paragraph 23(a) above); and

          (2) no transfer shall be valid and no transferee shall take possession of the Premises until an executed counterpart of the assignment, sublease or other instrument affecting the Transfer has been delivered to Landlord pursuant to which the Transferee shall expressly assume all of Tenant's obligations under this Lease (or with respect to a sublease of a portion of the Premises or for a portion of the Term, all of Tenant's obligations applicable to such portion).

     (j) Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 23 on Tenant's ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that the Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.

     24.     TENANT'S DEFAULT

     The occurrence of any one of the following events shall constitute an event of default on the part of Tenant ("DEFAULT"):

     (a) The vacation or abandonment of the Premises by Tenant for a period of ten (10) consecutive days when Tenant is in monetary default or any vacation or abandonment of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse in each of the foregoing cases;

     (b) Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of five (5) business days after the same is due;

     (c) A general assignment by Tenant or any guarantor or surety of Tenant's obligations hereunder, including, without limitation Lease Guarantor, if any, (collectively, "GUARANTOR") for the benefit of creditors;

     (d) The filing of a voluntary petition in bankruptcy by Tenant or any Guarantor, the filing by Tenant or any Guarantor of a voluntary petition for an arrangement, the filing by or against Tenant or any Guarantor of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant or any Guarantor, said involuntary petition remaining undischarged for a period of sixty (60) days;

     (e) Receivership, attachment, or other judicial seizure of substantially all of Tenant's assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;

     (f) Death or disability of Tenant or any Guarantor, if Tenant or such Guarantor is a natural person, or the failure by Tenant or any Guarantor to maintain its legal existence, if Tenant or such Guarantor is a corporation, partnership, limited liability company, trust or other legal entity;

     (g) Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraphs 30 or 31 or 42, and/or failure by Tenant to deliver to Landlord any financial statement within the time period and in the manner required by Paragraph 40;

     (h) An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 23, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord's consent thereto;

     (i) Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in Paragraph 7 above;

     (j) Failure in the performance of any of Tenant's covenants, agreements or obligations hereunder (except those failures specified as events of Default in subparagraphs (b), (i), (l) or (m) herein or any other subparagraphs of this Paragraph 24, which shall be governed by the notice and cure periods set forth in such other subparagraphs), which failure continues for thirty (30) days after receipt of written notice thereof from Landlord to Tenant, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such thirty (30) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph so long as Tenant thereafter diligently and continuously prosecutes the cure to completion and actually completes such cure within a reasonable time period after the giving of the aforesaid written notice;

     (k) Chronic delinquency by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease. "CHRONIC DELINQUENCY" shall mean failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease within three (3) days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any period of twelve (12) months;

     (l) Chronic overuse by Tenant or Tenant's Agents of the number of undesignated parking spaces set forth in the Basic Lease Information. "CHRONIC OVERUSE" shall mean use by Tenant or Tenant's Agents of a number of parking spaces greater than the number of parking spaces set forth in the Basic Lease Information more than three (3) times during the Term after written notice by Landlord;

(m) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or be reduced or materially changed, except as permitted in this Lease; and

     (n) Any failure by Tenant to discharge any lien or encumbrance placed on the Project or any part thereof in violation of this Lease within ten (10) days after the date such lien or encumbrance is filed or recorded against the Project or any part thereof.

     Any notice sent by Landlord to Tenant pursuant to this Paragraph 24 shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161.

     25.     LANDLORD'S REMEDIES

     (a) TERMINATION. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

          (1) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

          (2) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

          (3) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

          (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, (A) any costs or expenses incurred by Landlord (1) in retaking possession of the Premises; (2) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering, remodeling or rehabilitating the Premises or any affected portions of the Building or the Project, including such actions undertaken in connection with the reletting or attempted reletting of the Premises to a new tenant or tenants; (3) for leasing commissions, advertising costs and other expenses of reletting the Premises; or
(4) in carrying the Premises, including taxes, insurance premiums, utilities and security precautions; (B) any unearned brokerage commissions paid in connection with this Lease; (C) reimbursement of any previously waived or abated Base Rent or Additional Rent or any free rent or reduced rental rate granted hereunder; and (D) any concession made or paid by Landlord to the benefit of Tenant in consideration of this Lease including, but not limited to, any moving allowances, contributions, payments or loans by Landlord for tenant improvements or build-out allowances (including without limitation, any unamortized portion of the Tenant Improvement Allowance, such Tenant Improvement Allowance to be amortized over the Term in the manner reasonably determined by Landlord), if any, and any outstanding balance (principal and accrued interest) of the Tenant Improvement Loan, if any), or assumptions by Landlord of any of Tenant's previous lease obligations; plus

          (5) such reasonable attorneys' fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

          (6) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

          (7) As used in subparagraphs (1) and (2) above, the "worth at the time of award" is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing including, without limitation, any rights under California Code of Civil Procedure Sections 1174 and 1179 to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

     (b) CONTINUATION OF LEASE. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations). In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Paragraph 25(b), the following acts by Landlord will not constitute the termination of Tenant's right to possession of the Premises:

          (1) Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements and/or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof, or

          (2) The appointment of a receiver upon the initiative of Landlord to protect Landlord's interest under this Lease or in the Premises.

     (c) RE-ENTRY. In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises, by force if necessary, and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

     (d) RELETTING. In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in Paragraph 25(c) or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph 25(a), Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises in Landlord's sole discretion. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys' fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

     (e) TERMINATION. No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 25 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

     (f) CUMULATIVE REMEDIES. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

     (g) NO SURRENDER. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant's estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

     (h) LANDLORD'S LIEN. In addition to any statutory lien Landlord has, Tenant hereby grants to Landlord a continuing security interest for all sums of money becoming due hereunder upon personal property of Tenant situated on or about the Premises and such property will not be removed therefrom without the consent of Landlord until all sums of money then due Landlord have been first paid and discharged. If a default occurs under this Lease, Landlord will have, in addition to all other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including, without limitation, the right to sell the property described in this subsection (h) at public or private sale upon five (5) days' notice to Tenant. This contractual lien will be in addition to any statutory lien for rent.

     26.     LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

     (a) Without limiting the rights and remedies of Landlord contained in Paragraph 25 above, if Tenant shall be in Default in the performance of any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, then Landlord may at Landlord's option, without any obligation to do so, and without notice to Tenant perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant or any of Tenant's Agents.

     (b) Without limiting the rights of Landlord under Paragraph 26(a) above, Landlord shall have the right at Landlord's option, without any obligation to do so, to perform any of Tenant's covenants or obligations under this Lease without notice to Tenant in the case of an emergency, as determined by Landlord in its sole and absolute judgment, or if Landlord otherwise determines in its sole discretion that such performance is necessary or desirable for the proper management and operation of the Building or the Project or for the preservation of the rights and interests or safety of other tenants of the Building or the Project.

     (c) If Landlord performs any of Tenant's obligations hereunder in accordance with this Paragraph 26, the full amount of the cost and expense incurred or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment by Landlord at the lower of (i) twelve percent (12%) per annum, or (ii) the highest rate permitted by applicable law.

     27.     ATTORNEYS' FEES

     (a) If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

     (b) Without limiting the generality of Paragraph 27(a) above, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Tenant or in connection with any other breach of this Lease by Tenant, Tenant agrees to pay Landlord actual attorneys' fees as determined by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.

     28.     TAXES

     Tenant shall be liable for and shall pay directly to the taxing authority, prior to delinquency, all taxes levied against Tenant's Property. If any Alteration installed by Tenant pursuant to Paragraph 12 or any of Tenant's Property is assessed and taxed with the Project or Building, Tenant shall pay such taxes to Landlord within ten (10) days after delivery to Tenant of a statement therefor.

     29.     EFFECT OF CONVEYANCE

     The term "Landlord" as used in this Lease means, from time to time, the then current owner of the Building or the Project containing the Premises, so that, in the event of any sale of the Building or the Project, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Building or the Project has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Landlord and Landlord's transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Site, the Building, the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

     30.     TENANT'S ESTOPPEL CERTIFICATE

     From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, an Estoppel Certificate in substantially the form attached hereto as EXHIBIT E and with any other statements reasonably requested by Landlord or its designee. Notwithstanding the foregoing, in no event shall an Estoppel Certificate increase any of Tenant's obligations or decrease any of Tenant's rights under this Lease. Any such Estoppel Certificate delivered pursuant to this Paragraph 30 may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignment of any mortgage upon Landlord's interest in the Premises. If Tenant shall fail to provide such certificate within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord's election, constitute a Default under this Lease, and Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.

     Tenant shall indemnify, defend (with counsel reasonably approved by Landlord in writing) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) attributable to any failure by Tenant to timely deliver any such estoppel certificate to Landlord pursuant to this Paragraph 30.

     31.     SUBORDINATION

     This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases affecting the Building or the Project now or hereafter existing and each of the terms, covenants and conditions thereto (the "SUPERIOR LEASE(S)"), and to all mortgages which may now or hereafter affect the Building, the Property or any of such leases and each of the terms, covenants and conditions thereto (the "SUPERIOR MORTGAGE(S)"), whether or not such mortgages shall also cover other lands, buildings or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Paragraph shall be self-operative and no further instrument of subordination shall be required. Notwithstanding the foregoing, Landlord and any mortgagee and/or ground lessor of Landlord, as applicable, shall have the right to subordinate or cause to be subordinated any or all ground or master leases or the lien of any or all mortgages or deeds of trust to this Lease. In the event that any ground or master lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord's successor in interest, Tenant shall attorn to and become the tenant of such successor. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant shall promptly execute, acknowledge and deliver any reasonable instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such priority or subordination or Tenant's agreement to attorn; if Tenant fails to execute, acknowledge or deliver any such instrument within ten (10) business days after request therefor, Tenant shall be in default hereunder without the benefit of any additional notice or cure periods specified in Paragraph 24. As used herein the lessor of a Superior Lease or its successor in interest is herein called "SUPERIOR LESSOR"; and the holder of a Superior Mortgage is herein called "SUPERIOR MORTGAGEE".

     32.     ENVIRONMENTAL COVENANTS

     (a) As used in this Lease, the term "HAZARDOUS MATERIALS" shall mean and include any substance that is or contains petroleum, asbestos, polychlorinated biphenyls, lead, or any other substance, material or waste which is now or is hereafter classified or considered to be hazardous or toxic under any federal, state or local law, rule, regulation or ordinance relating to pollution or the protection or regulation of human health, natural resources or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. Section 9601, et
                                                                           --
seq., or the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et
---                                                                          --
seq. or the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et
---                                                                         --
seq. (collectively "ENVIRONMENTAL LAWS") or poses or threatens to pose a hazard
---
to the health or safety of persons on the Premises or any adjacent property.

     (b) Tenant agrees that during its use and occupancy of the Premises it will not permit Hazardous Materials to be present on or about the Premises except for cleaning supplies and other business supplies customarily used and stored in an office and that it will comply with all Environmental Laws relating to the use, storage or disposal of any such Hazardous Materials.

     (c) If Tenant's use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises or the property in which the Premises are located, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (a) the requirements of (i) all Environmental Laws and (ii) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (b) any additional requirements of Landlord that are necessary, in Landlord's sole discretion, to protect the value of the Premises or the property in which the Premises are located. Landlord shall also have the right, but not the obligation, to take whatever action with respect to any such Hazardous Materials that it deems necessary, in Landlord's sole discretion, to protect the value of the Premises or the property in which the Premises are located. All costs and expenses paid or incurred by Landlord in the exercise of such right shall be payable by Tenant upon demand.

     (d) Upon reasonable notice to Tenant, Landlord may inspect the Premises for the purpose of determining whether there exists on the Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord's part to inspect the Premises, or liability on the part of Landlord for Tenant's use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

     (e) Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on or about the Premises by Tenant or its agents, employees, contractors or invitees, and in a condition which complies with all Environmental Laws.

     (f) Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, losses (including, without limitation, loss in value of the Premises or the property in which the Premises is located, damages due to loss or restriction of rentable or usable space, or any damages due to any adverse impact on marketing of the space and any and all sums paid for settlement of claims), liabilities and expenses (including, without limitation, attorneys' fees, consultant and expert fees) sustained by Landlord during or after the term of this Lease and attributable to
(i) any Hazardous Materials placed on or about the Premises, the Building or the Project by Tenant or Tenant's Agents, or (ii) Tenant's breach of any provision of this Paragraph 32. This indemnification includes, without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision.

     (g) The provisions of this Paragraph 32 shall survive the expiration or earlier termination of this Lease.

     33.     NOTICES

     All notices and demands which are required or may be permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or nationally recognized overnight courier, addressed to the addressee at Tenant's Address or Landlord's Address as specified in the Basic Lease Information, or to such other place as either party may from time to time designate in a notice to the other party given as provided herein. Copies of all notices and demands given to Landlord shall additionally be sent to Landlord's property manager at the address specified in the Basic Lease Information or at such other address as Landlord may specify in writing from time to time. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused), if personally delivered, or one (1) business day following deposit with a reputable overnight courier that provides a receipt, or on the third (3rd) day following deposit in the United States mail in the manner described above.

     34.     WAIVER

     The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord in regard to any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.

     35.     HOLDING OVER

     Any holding over after the expiration of the Term, without the express written consent of Landlord which may be given or withheld at Landlord's sole and absolute discretion, shall constitute a Default and, without limiting Landlord's remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate equal to the greater of one hundred fifty percent (150%) of the fair market rental value for the Premises as determined by Landlord or one hundred fifty percent (150%) of the Base Rent last due in this Lease, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, in no event shall any renewal or expansion option, option to purchase, or other similar right or option contained in this Lease be deemed applicable to any such tenancy at sufferance. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of Paragraphs 11 and 32(e), Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys' fees and costs. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a hold over hereunder or result in an extension of this Lease. This Paragraph 35 shall not be construed to create any express or implied right to holdover beyond the expiration of the Lease Term or any extension thereof. The foregoing provisions of this Paragraph 35 are in addition to, and do not affect, Landlord's right of re-entry or any other rights of Landlord hereunder or otherwise provided by law or equity.

     36.     SUCCESSORS AND ASSIGNS

     The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.

     37.     TIME

     Time is of the essence of this Lease and each and every term, condition and provision herein.

     38.     BROKERS

     Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except the Broker(s) specified in the Basic Lease Information in the negotiating or making of this Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys' fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party.

     39.     LIMITATION OF LIABILITY

     Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, members or shareholders of Landlord or Landlord's members or partners, and Tenant shall not seek recourse against the individual partners, directors, officers, members or shareholders of Landlord or against Landlord's members or partners or any other persons or entities having any interest in Landlord (collectively, "LANDLORD PARTIES"), or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant's and its successors' and assigns' sole and exclusive remedy shall be against, Landlord's interest in the Building, and no other assets of Landlord. Accordingly, Tenant on behalf of itself and all persons claiming by, through or under Tenant hereby expressly waives and releases any personal liability on the part of Landlord and any Landlord Parties. Notwithstanding any contrary provision herein, neither

Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with Tenant's business, including but not limited to, loss or profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. The provisions of this section shall apply only to the Landlord and the parties herein described, and shall not be for the benefit of any insurer nor any other third party.

     40.     FINANCIAL STATEMENTS

     Within ten (10) days after Landlord's request, which request shall be made not more than once during any calendar year, Tenant shall deliver to Landlord the then current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), prepared or compiled by a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

     41.     RULES AND REGULATIONS

     Tenant agrees to comply with the rules and regulations attached hereto as EXHIBIT D, along with any modifications, amendments and supplements thereto, and such reasonable rules and regulations as Landlord may adopt in the future, from time to time, for the orderly and proper operation of the Building and the Project (collectively, the "RULES AND REGULATIONS"). The Rules and Regulations may include, but shall not be limited to, the following: (a) restriction of employee parking to a limited, designated area or areas; and (b) regulation of the removal, storage and disposal of Tenant's refuse and other rubbish. The then current Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said Rules and Regulations.

     42.     MORTGAGEE PROTECTION

     (a) MODIFICATIONS FOR LENDER. If, in connection with obtaining financing for the Project or any portion thereof, Landlord's lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not materially adversely affect Tenant's rights or increase Tenant's obligations under this Lease.

     (b) RIGHTS TO CURE. Tenant agrees to give to any trust deed or mortgage holder ("HOLDER"), by a method provided for in Paragraph 33 above, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional reasonable period within which to cure such default, or if such default cannot be cured without Holder pursuing its remedies against Landlord, then such additional time as may be necessary to commence and complete a foreclosure proceeding, provided Holder commences and thereafter diligently pursues the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.

     43.     RELOCATION

     Omitted.

     44.     PARKING

     (a) Provided that Tenant shall not then be in Default under the terms and conditions of the Lease, and provided further, that Tenant shall comply with and abide by Landlord's parking rules and regulations from time to time in effect, Tenant shall have a license to use for the parking of standard size passenger automobiles the number of exclusive and designated and non-exclusive and undesignated parking spaces, if any, set forth in the Basic Lease Information in the Parking Areas, provided, however, that Landlord shall not be required to enforce Tenant's right to use such parking spaces; and, provided further, that the number of parking spaces allocated to Tenant hereunder shall be reduced on a proportionate basis in the event any of the parking spaces in the Parking Areas are taken or otherwise eliminated as a result of any Condemnation (as hereinafter defined) or casualty event affecting such Parking Areas or any modifications made by Landlord to such Parking Areas. All unreserved spaces will be on a first-come, first-served basis in common with other tenants of and visitors to the Project in parking spaces provided by Landlord from time to time in the Project's Parking Areas. In the event Tenant is granted the use of exclusive and designated parking spaces, as indicated in the Basic Lease Information, then such spaces shall be located in the area(s) designated by Landlord from time to time. Tenant's license to use the parking spaces provided for herein shall be subject to such terms, conditions, rules and regulations as Landlord or the operator of the Parking Area may impose from time to time, including, without limitation, the imposition of a parking charge.

     (b) Each automobile shall, at Landlord's option to be exercised from time to time, bear a permanently affixed and visible identification sticker to be provided by Landlord. Tenant shall not and shall not permit its Agents to park any vehicles in locations other than those specifically designated by

Landlord as being for Tenant's use. The license granted hereunder is for self-service parking only and does not include additional rights or services. Neither Landlord nor its Agents shall be liable for: (i) loss or damage to any vehicle or other personal property parked or located upon or within such parking spaces or any Parking Areas whether pursuant to this license or otherwise and whether caused by fire, theft, explosion, strikes, riots or any other cause whatsoever; or (ii) injury to or death of any person in, about or around such parking spaces or any Parking Areas or any vehicles parking therein or in proximity thereto whether caused by fire, theft, assault, explosion, riot or any other cause whatsoever and Tenant hereby waives any claim for or in respect to the above and against all claims or liabilities arising out of loss or damage to property or injury to or death of persons, or both, relating to any of the foregoing. Tenant shall not assign any of its rights hereunder and in the event an attempted assignment is made, it shall be void.

     (c) Tenant recognizes and agrees that visitors, clients and/or customers (collectively the "VISITORS") to the Project and the Premises must park automobiles or other vehicles only in areas designated by Landlord from time to time as being for the use of such Visitors and Tenant hereby agrees to ask its Visitors to park only in the areas designated by Landlord from time to time for the use of Tenant's Visitors. Further, parking for Visitors is subject to the payment of fees ("VISITOR PARKING FEES") at rates set and to be set by Landlord from time to time in its sole discretion. Tenant hereby covenants and agrees to pay or ask its Visitors to pay the Visitor Parking Fees, plus tax thereon, as shall be set by Landlord from time to time and to comply with and abide by Landlord's or Landlord's parking operator's rules and regulations governing the use of such Visitor's parking as may be in existence from time to time.

     (d) In the event any tax, surcharge or regulatory fee is at any time imposed by any governmental authority upon or with respect to parking or vehicles parking in the parking spaces referred to herein, Tenant shall pay such tax, surcharge or regulatory fee as Additional Rent under this Lease, such payments to be made in advance and from time to time as required by Landlord (except that they shall be paid monthly with Base Rent payments if permitted by the governmental authority).

     45.     ENTIRE AGREEMENT

     This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect. If there is more than one Tenant, the obligations hereunder imposed shall be joint and several. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

     46.     INTEREST

     Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within three (3) days from when the same is due shall bear interest from the date such payment was originally due under this Lease until paid at the lesser of (a) an annual rate equal to the maximum rate of interest permitted by law, or (b) twelve percent (12%) per annum. Payment of such interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all costs and attorneys' fees incurred by Landlord in collection of such amounts.

     47.     GOVERNING LAW; CONSTRUCTION

     This Lease shall be construed and interpreted in accordance with the laws of state in which the Premises is located. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

     48.     REPRESENTATIONS AND WARRANTIES OF TENANT

     Tenant (and, if Tenant is a corporation, partnership, limited liability company or other legal entity) hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease.

     (a) If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization, and is qualified to do business in the state in which the Premises is located, and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

     (b) Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

     49.     NAME OF BUILDING

     In the event Landlord chooses to change the name or address of the Building and/or the Project, Tenant agrees that such change shall not affect in any way its obligations under this Lease, and that, except for the name or address change, all terms and conditions of this Lease shall remain in full force and effect. Tenant agrees further that such name or address change shall not require a formal amendment to this Lease, but shall be effective upon Tenant's receipt of written notification from Landlord of said change.

     50.     SECURITY

     (a) Tenant acknowledges and agrees that, while Landlord may in its sole and absolute discretion engage security personnel to patrol the Building or the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any and all claims against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises, the Building or the Project.

     (b) Tenant hereby agrees to the exercise by Landlord and Landlord's Agents, within their sole discretion, of such security measures as, but not limited to, the evacuation of the Premises, the Building or the Project for cause, suspected cause or for drill purposes, the denial of any access to the Premises, the Building or the Project and other similarly related actions that it deems necessary to prevent any threat of property damage or bodily injury. The exercise of such security measures by Landlord and Landlord's Agents, and the resulting interruption of service and cessation of Tenant's business, if any, shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, or render Landlord or Landlord's Agents liable to Tenant for any resulting damages or relieve Tenant from Tenant's obligations under this Lease.

     51.     JURY TRIAL WAIVER; JUDICIAL REFERENCE

LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND, TO THE EXTENT ENFORCEABLE UNDER CALIFORNIA LAW, EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE. FURTHERMORE, THIS WAIVER AND RELEASE OF ALL RIGHTS TO A JURY TRIAL IS DEEMED TO BE INDEPENDENT OF EACH AND EVERY OTHER PROVISION, COVENANT, AND/OR CONDITION SET FORTH IN THIS LEASE.

     IN THE EVENT THAT THE JURY WAIVER PROVISIONS OF THIS PARAGRAPH 51 ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS OF THIS PARAGRAPH 51 SHALL APPLY. IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THIS LEASE OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS MANNER. ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638 - 645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE "REFEREE SECTIONS"). ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE; PROVIDED HOWEVER, THAT THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL ULTIMATELY BE BORNE IN ACCORDANCE WITH PARAGRAPH 27 ABOVE. THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. WITHIN TEN
(10) DAYS OF RECEIPT BY ANY PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS PARAGRAPH 51, THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE

UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640, AS SAME MAY BE AMENDED OF ANY SUCCESSOR STATUTE(S) THERETO. IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS/ENDISPUTE, INC., THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY. THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN SECTION 641 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO.
THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS' FEES AND COSTS IN ACCORDANCE WITH CALIFORNIA LAW. THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, NOR ANY OTHER DAMAGES WHICH ARE NOT PERMITTED BY THE EXPRESS PROVISIONS OF THIS LEASE, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE PARTIES SHALL BE ENTITLED TO CONDUCT ALL DISCOVERY AS PROVIDED IN THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS PARAGRAPH 51. TO THE EXTENT THAT NO PENDING LAWSUIT HAS BEEN FILED TO OBTAIN THE APPOINTMENT OF A REFEREE, ANY PARTY, AFTER THE ISSUANCE OF THE DECISION OF THE REFEREE, MAY APPLY TO THE COURT OF THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR CONFIRMATION BY THE COURT OF THE DECISION OF THE REFEREE IN THE SAME MANNER AS A PETITION FOR CONFIRMATION OF AN ARBITRATION AWARD PURSUANT TO CODE OF CIVIL PROCEDURE SECTION 1285 ET SEQ. (AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO).

     52.     RECORDATION

     Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by any one acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

     53.     RIGHT TO LEASE

     Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interest of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Project.

     54.     FORCE MAJEURE

     Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental moratorium or other governmental actions or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), riots, civil commotions, failure of power, war, terrorism, bioterrorism, fire or other casualty, injunction or court order, earthquake, flood, or other natural disaster, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the "FORCE MAJEURE"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance cause by a Force Majeure.

     55.     ACCEPTANCE

This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant.

CONFIDENTIAL  TREATMENT  HAS  BEEN  REQUESTED  FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY FIVE ASTERISKS ("*****"). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE
SECURITIES  AND  EXCHANGE  COMMISSION.

     56.     GUARANTY

     Intentionally Omitted.
     ---------------------

     57.     ACCORD AND SATISFACTION

     No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

     58.     COUNTERPARTS

     This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

     59.     NONDISCLOSURE OF LEASE TERMS

     Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

     60.     LEASE EXECUTION

     (a) TENANT'S AUTHORITY. If Tenant executes this Lease as a partnership, corporation or limited liability company, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly organized and existing partnership, corporation or limited liability company, as the case may be, and is qualified to do business in the state in which the Building is located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant's behalf in accordance with the Tenant's partnership agreement (if Tenant is a partnership), or a duly adopted resolution of Tenant's board of directors and the Tenant's by-laws (if Tenant is a corporation) or with Tenant's operating agreement (if Tenant is a limited liability company); and (c) this Lease is binding upon Tenant in accordance with its terms. Concurrently with Tenant's execution and delivery of this Lease to Landlord and/or at any time during the Term within ten (10) days of Landlord's request, Tenant shall provide to Landlord a copy of any documents reasonably requested by Landlord evidencing such qualification, organization, existence and authorization.

     (b) JOINT AND SEVERAL LIABILITY. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

     61.     MOVING ALLOWANCE

     *****

     62.     ABATEMENT

     Notwithstanding anything to the contrary contained in this Lease, if Tenant's use of all or a material part of the Premises is materially impaired due to any of the causes identified in subparagraphs (i) through (v) below ("ELIGIBLE CAUSES") and such disruption materially interferes with the conduct of Tenant's business in the Premises for five (5) consecutive business days or twenty (20) days in any calendar year (such five (5) consecutive business day period or twenty (20) day period, as applicable, is referred to herein as the "ELIGIBILITY PERIOD"), as any such Eligibility Period may be extended due to delays resulting from Force Majeure (as defined in Paragraph 54 of this Lease), then Tenant shall be entitled to an equitable abatement of Base Rent and additional rent under this Lease based upon the portion of the Premises affected thereby (provided that if the operation of Tenant's business from the remainder of the Premises not affected thereby is not reasonably practicable under the circumstances and Tenant in fact does not operate for business from the remainder of the Premises, all Base Rent and additional rent under this Lease shall be subject to such abatement) from the commencement of the Eligibility Period until the applicable material impairment is cured. As used herein, "ELIGIBLE CAUSES" shall mean (i) an interruption of utility or mechanical services to the Premises, (ii) an inability to access the Premises or parking areas within the Project which Tenant is entitled to use pursuant to this Lease unless resulting from governmental mandate, (iii) entry upon the Premises by Landlord or Landlord's employees, agents or contractors,
(iv) repairs, maintenance or other work required to be made to the Premises or Building which are the responsibility of Landlord under this Lease or which otherwise are performed by or on behalf of Landlord, and/or (v) Landlord's failure to conduct repairs, maintenance or other work required to be made to the Premises or Building which are the responsibility of Landlord under this Lease or which otherwise are performed by or on behalf of Landlord; provided, however, any impairment of Tenant's use of the Premises described in items (i) through
(v) which results from acts or omissions of Tenant or any of Tenant's Agents (as defined in Paragraph 9(a)) shall not constitute Eligible Causes. The provisions of this Paragraph 62 shall not, however, apply in the event of a casualty governed by the provisions of Paragraph 21 or in the event of a taking or condemnation governed by the provisions of Paragraph 22.

     If Tenant's right to abatement occurs during the period from January 1, 2007 through March 31, 2007 (the "FREE RENT PERIOD"), the Free Rent Period shall be extended for the number of days that Tenant was entitled to abatement during the Free Rent Period (the "OVERLAP PERIOD"). Landlord may elect to extend the Term for a period of time equal to the Overlap Period by notifying Tenant in writing of such election.

     63.     LANDLORD'S DEFAULT

     Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided at law or in equity; provided, however: (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease;
(b) Tenant shall have no right to terminate this Lease; (c) Tenant's rights and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies and/or (ii) this Lease otherwise expressly limits Tenant's rights or remedies, including the limitation on Landlord's liability contained in Paragraph 39 hereof; and (d) in no event shall Landlord be liable for consequential damages.

     64.     QUIET ENJOYMENT

     Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease (including payment of rent hereunder), Tenant shall have the right to use and occupy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons claming by, through or under Landlord.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the Lease Date.

LANDLORD:              LBA REALTY FUND-HOLDING CO. II, LLC,
                       a Delaware limited liability company

                       By:  LBA Realty Fund, L.P.,
                             a Delaware limited partnership
                             its Manager

                             By:  LBA Management Company LLC,
                                   a Delaware limited liability company
                                   its General Partner

                                   By:  LBA Inc.,
                                        a California corporation
                                        its Manager

                                        By:  /s/  Steven R. Briggs
                                           ------------------------------
                                             Authorized Signatory
                                             Steven R. Briggs

TENANT:                                  PERFORMANCE CAPITAL MANAGEMENT, LLC,
                                         a California limited liability company


                                         By:  /s/  David J. Caldwell
                                            -------------------------------
                                              David Caldwell
                                              Chief Operations Officer


                                        By:  /s/  William D. Constantino
                                           ------------------------------------
                                             William D. Constantino
                                             Chief Officer of Legal Affairs

                                    EXHIBIT A

                             DIAGRAM OF THE PREMISES


                                   EXHIBIT A

                                  EXHIBIT A-2


                                   SITE PLAN


                                  EXHIBIT A-2

CONFIDENTIAL  TREATMENT  HAS  BEEN  REQUESTED  FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY FIVE ASTERISKS ("*****"). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE
SECURITIES  AND  EXCHANGE  COMMISSION.

                                    EXHIBIT B

                              WORK LETTER AGREEMENT
                              ---------------------
                                    (TURNKEY)
                                    ---------


1.     TENANT IMPROVEMENTS.  Landlord shall construct   *****
       -------------------
the tenant improvements ("TENANT IMPROVEMENTS") described by the plans and specifications identified in SCHEDULE 1 attached hereto (the "PLANS"). Tenant may request changes to the Plans provided that (a) the changes shall not be of a lesser quality than Landlord's standard specifications for tenant improvements for the Building, as the same may be changed from time to time by Landlord (the "STANDARDS"); (b) the changes conform to applicable governmental regulations and necessary governmental permits and approvals can be secured; (c) the changes do not require building service beyond the levels normally provided to other tenants in the Building; (d) the changes do not have any adverse affect on the structural integrity or systems of the Building; (e) the changes will not, in Landlord's opinion, unreasonably delay construction of the Tenant Improvements; and (f) Landlord has determined in its reasonable discretion that the changes are of a nature and quality consistent with the overall objectives of Landlord for the Building. If Landlord approves a change requested by Tenant, then, as a condition to the effectiveness of Landlord's approval, Tenant shall pay to Landlord upon demand by Landlord the increased cost, if any, attributable to such change, as reasonably determined by Landlord. To the extent any such change results in a delay of completion of construction of the Tenant Improvements, then such delay shall constitute a delay caused by Tenant as described below.

2.     CONSTRUCTION OF TENANT IMPROVEMENTS.  ***** Landlord's contractor shall
       -----------------------------------
commence and diligently proceed with the construction of the Tenant Improvements, subject to Tenant Delays (as described in Section 3 below) and Force Majeure Delays (as described in Section 4 below). Promptly upon the commencement of the Tenant Improvements, Landlord shall furnish Tenant with a construction schedule letter setting forth the projected completion dates therefor and showing the deadlines for any actions required to be taken by Tenant during such construction, and Landlord may from time to time during construction of the Tenant Improvements modify such schedule.

3.     TENANT DELAYS.  For purposes of this Work Letter Agreement, "TENANT
       -------------
DELAYS" shall mean any actual delay in the completion of the Tenant Improvements resulting from any or all of the following:
(a) Tenant's failure to timely perform any of its obligations pursuant to this Work Letter Agreement, including any failure to complete, on or before the due date therefor, any action item which is Tenant's responsibility pursuant to the Work Schedule or any schedule delivered by Landlord to Tenant pursuant to this Work Letter Agreement; (b) Tenant's changes to the Plans; (c) Tenant's request for materials, finishes, or installations which are not readily available or which are incompatible with the Standards; (d) any delay of Tenant in making payment to Landlord for Tenant's share of any costs in excess of the cost of the Tenant Improvements as described in the Plans; or (e) any other act or failure to act by Tenant, Tenant's employees, agents, architects, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant.

4.     FORCE MAJEURE DELAYS.  For purposes of this Work Letter, "FORCE MAJEURE
       --------------------
DELAYS" shall mean any actual delay beyond the reasonable control of Landlord in the construction of the Tenant Improvements, which is not a Tenant Delay and which is caused by many of the causes described in Section 54 of the Lease.

5.     SUBSTANTIAL COMPLETION.  The Tenant Improvements shall be deemed to be
       ----------------------
"SUBSTANTIALLY COMPLETED" when Landlord: (a) is able to provide Tenant reasonable access to the Premises; (b) has substantially completed the Tenant Improvements in accordance with the Plans, other than decoration and minor "punch-list" type items and adjustments which do not materially interfere with Tenant's access to or use of the Premises; and (c) has obtained a temporary certificate of occupancy or other required equivalent approval from the local governmental authority permitting occupancy of the Premises. Within ten (10) days after such substantial completion, Tenant shall conduct a walk-through inspection of the Premises with Landlord and provide to Landlord a written punch-list specifying those decoration and other punch-list items which require completion, which items Landlord shall thereafter diligently complete; provided, however, that Tenant shall be responsible, at Tenant's sole cost and expense, for the remediation of any items on the punch-list caused by Tenant's acts or omissions.

6.     DELIVERY OF POSSESSION.  Landlord shall deliver the Premises to Tenant
       ----------------------
upon substantial completion of the Tenant Improvements; provided however, that immediately prior to and after Tenant moves into the Premises, Landlord shall cause the Premises to be professionally cleaned.


                                   EXHIBIT B

                             SCHEDULE 1 TO EXHIBIT B


                            PLANS AND SPECIFICATIONS
                            ------------------------

                                (to be inserted)


The demolition pricing plan dated 7/11/06 and the pricing plan dated 7/11/06 described as project number 10.06.2161 prepared by Shlemmer & Algaze & Associates is hereby incorporated by reference.


                                   SCHEDULE 1
                                  TO EXHIBIT B

                                    EXHIBIT C

                           NOTICE OF LEASE TERM DATES
                           --------------------------

To:
Date:

Re:     Lease dated 00/00/0000 ("Lease")
        Between                                       ("Landlord/Lessor"),
               ---------------------------------------
        and                                           ("Tenant/Lessee")
           -------------------------------------------
        Concerning                                    ("Premises")
                  ------------------------------------

Dear               :
    ---------------

In accordance with the above-referenced Lease, we wish to advise and/or confirm as follows:

- That Tenant has accepted and is in possession of the Premises and acknowledges the following:

     -    Term  of  the  Lease:

     -    Commencement  Date:

     -    Expiration  Date:

     -    Rentable  Square  Feet:

     -    Tenant's  Proportionate  Share  of  Building:

- That in accordance with the Lease, rental payments will/(has) commence(d) on 00/00/0000 and rent is payable in accordance with the following schedule:

                                              Monthly Base Rent
Months                   Monthly Base Rent   per Rentable Sq.Ft.
-----------------------------------------------------------------
00/00/0000 - 00/00/0000  $        00,000.00  $               0.00
00/00/0000 - 00/00/0000  $        00,000.00  $               0.00
00/00/0000 - 00/00/0000  $        00,000.00  $               0.00
00/00/0000 - 00/00/0000  $        00,000.00  $               0.00
00/00/0000 - 00/00/0000  $        00,000.00  $               0.00

- Rent is due and payable in advance on the first day of each and every month during the Term of the Lease.

-    Your rent checks should be made payable to:

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

ACCEPTED AND AGREED


TENANT:                                 LANDLORD:

-------------------------------------   ----------------------------------------
a                                       a
 ------------------------------------    ---------------------------------------


By:                                     By:
   ----------------------------------      -------------------------------------
Print  Name:                            Print  Name:
            -------------------------               ----------------------------
Print  Title:                           Print  Title:
             ------------------------                ---------------------------


                                   EXHIBIT C

                                    EXHIBIT D

                              RULES AND REGULATIONS

     This exhibit, entitled "Rules and Regulations," is and shall constitute EXHIBIT D to the Lease Agreement, dated as of the Lease Date, by and between landlord and Tenant for the Premises. The terms and conditions of this EXHIBIT D are hereby incorporated into and are made a part of the Lease. Capitalized terms used, but not otherwise defined, in this EXHIBIT D have the meanings ascribed to such terms in the Lease.

     1. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the consent of Landlord.

     2. All window coverings installed by Tenant and visible from the outside of the building require the prior written approval of Landlord.

     3. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, except to the extent that Tenant is permitted to use the same under the terms of Paragraph 32 of the Lease.

     4. Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord.

     5. Tenant shall not make any duplicate keys without the prior consent of Landlord.

     6. Tenant shall park motor vehicles in parking areas designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow around the Building or the Project and loading and unloading areas of other tenants. Tenant shall not park motor vehicles in designated parking areas after the conclusion of normal daily business activity.

     7. Tenant shall not disturb, solicit or canvas any tenant or other occupant of the Building or Project and shall cooperate to prevent same.

     8.     No person shall go on the roof without Landlord's permission.

     9. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other tenants, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or in noise-dampening housing or other devices sufficient to eliminate noise or vibration.

     10. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

     11. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Project or on streets adjacent thereto.

     12. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

     13. Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.

     14. Tenant shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.

     15. Tenant shall not permit any animals, including but not limited to, any household pets, to be brought or kept in or about the Premises, the Building, the Project or any of the common areas.

     16. Tenant shall not without Landlord's consent, which may be given or withheld in Landlord's sole and absolute discretion, receive, store, discharge, or transport firearms, ammunition, or weapons or explosives of any kind or nature at, on or from the Premises, the Building or the Project.


                                   EXHIBIT D

                                    EXHIBIT E

                   SAMPLE FORM OF TENANT ESTOPPEL CERTIFICATE
                   ------------------------------------------


The undersigned ("TENANT") hereby certifies to__________________________________
________________, a __________________ ("LANDLORD"), and ______________________,
as follows:

1. Attached hereto is a true, correct and complete copy of that certain Office Lease dated ________________, __ between Landlord and Tenant (the "LEASE"), which demises Premises which are located at __________________________ ____________________________________. The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in
Section 6 below.

2.     The term of the Lease commenced on ________________, __.

3. The term of the Lease is currently scheduled to expire on ________________, __.

4.     Tenant has no option to renew or extend the Term of the Lease except: ___
__________________________________________________________.

5. Tenant has no preferential right to purchase the Premises or any portion of the Building or Site upon which the Premises are located, and Tenant has no rights or options to expand into other space in the Building except: ___________
________________________________________________________________.

6.     The Lease has: (Initial One)

(   )  not been amended, modified, supplemented, extended, renewed or assigned.

(   )  been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto______
_________________________________________________________________________

7. Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows:______________________________________________________________
___________________________________________________

8. The current monthly Base Rent is $______________; and current monthly parking charges are $____________.

Tenant's Proportionate Share is __________% of the Building and _______% of the Project, and Tenant's Proportionate Share of Operating Expenses, Taxes, Insurance Expenses, and Utility Expenses currently payable by Tenant is $______________ per month, which amount is Landlord's current estimate of Tenant's Proportionate Share of Operating Expenses, Taxes, Insurance Expenses, and Utility Expenses in excess of the Operating Expenses, Taxes, Insurance Expenses, and Utility Expenses incurred in calendar year ____________.

9. The amount of security deposit (if any) is $_______________. No other security deposits have been made.

10. All rental payments payable by Tenant have been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

11. All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full.

12. To the best of Tenant's knowledge, as of the date hereof, there are no defaults on the part of Landlord or Tenant under the Lease.

13. Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

14. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.

15. All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

16. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant.


                                   EXHIBIT E

17. Tenant pays rent due Landlord under the Lease to Landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise.

The foregoing certification is made with the knowledge that is about to [fund a loan to Landlord or purchase the Building from Landlord], and that is relying upon the representations herein made in [funding such loan or purchasing the Building].

     IN WITNESS WHEREOF, Tenant has caused this certificate to be executed this ______ day of _____________, ______.

TENANT:                                                                        ,
                                        --------------------------------------
                                        a
                                         ---------------------------------------


                                        By:
                                           -------------------------------------
                                           Print Name:
                                                      --------------------------
                                           Its:
                                               ---------------------------------


                                   EXHIBIT E

                             EXTENSION OPTION RIDER

                           RIDER NO. 1 TO OFFICE LEASE
                           ---------------------------


This Rider No. 1 is made and entered into by and between LBA REALTY FUND-HOLDING CO. II, LLC, a Delaware limited liability company ("LANDLORD"), and PERFORMANCE CAPITAL MANAGEMENT, LLC, a California limited liability company ("TENANT"), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the "Lease" shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1. Landlord hereby grants to Tenant one (1) option (the "EXTENSION OPTION") to extend the Term of the Lease for one (1) additional period of five (5) years (the "OPTION TERM"), on the same terms, covenants and conditions as provided for in the Lease during the initial Term, except for the Base Rent, which shall equal the "fair market rental rate" for the Premises for the Option Term as defined and determined in accordance with the provisions of Rider No. 2, entitled "Fair Market Rental Rate Rider".

2. The Extension Option must be exercised, if at all, by written notice ("EXTENSION NOTICE") delivered by Tenant to Landlord no sooner than March 1, 2013 and no later than June 1, 2013. The Extension Option shall, at Landlord's sole option, not be deemed to be properly exercised if, at the time the Extension Option is exercised or on the scheduled commencement date for the Option Term, Tenant has (a) committed an uncured event of default whose cure period has expired pursuant to Paragraph 24 of the Lease, (b) assigned the Lease or its interest therein, or (c) sublet more than 75% of the Premises. Provided Tenant has properly and timely exercised the Extension Option, the then current Term of the Lease shall be extended by the Option Term, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that the Base Rent shall be as set forth above.

3. The Extension Option is personal to the original Tenant executing this Lease and may be exercised only by the original Tenant executing this Lease while occupying the entire Premises and without the intent of thereafter assigning this Lease or subletting the Premises and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing this Lease. The Extension Option is not assignable separate and apart from this Lease, nor may the Extension Option be separated from this Lease in any manner, either by reservation or otherwise. The Extension Option is hereby deemed an economic term which Landlord, in its sole and absolute discretion, may or may not offer in conjunction with any future extensions of the Term.


                                   RIDER NO.1

                          FAIR MARKET RENTAL RATE RIDER

                           RIDER NO. 2 TO OFFICE LEASE
                           ---------------------------


This Rider No. 2 is made and entered into by and between LBA REALTY FUND-HOLDING CO. II, LLC, a Delaware limited liability company ("LANDLORD"), and PERFORMANCE CAPITAL MANAGEMENT, LLC, a California limited liability company ("TENANT"), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the "Lease" shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1. The term "fair market rental rate" as used in the Lease and any Rider attached thereto shall mean the annual amount per square foot, projected during the Option Term, that a willing, non-equity renewal tenant (excluding sublease and assignment transactions) would pay, and a willing, institutional landlord of a comparable quality office building located in the Buena Park, California area ("COMPARISON AREA") would accept, in an arm's length transaction (what Landlord is accepting in then current transactions for the office buildings located in the Project may be used for purposes of projecting rent for the Option Term), for space of comparable size, quality and floor height as the Premises, taking into account the age, quality and layout of the existing improvements in the Premises, and taking into account items that professional real estate brokers or professional real estate appraisers customarily consider, including, but not limited to, rental rates, space availability, tenant size, tenant improvement allowances, parking charges and any other lease considerations, if any, then being charged or granted by Landlord or the lessors of such similar office buildings. The fair market rental rate will be an effective rate, not specifically including, but accounting for, the appropriate economic considerations described above.

2. In the event where a determination of fair market rental rate is required under the Lease, Landlord shall provide written notice of Landlord's determination of the fair market rental rate not later than ninety (90) days after the last day upon which Tenant may timely exercise the right giving rise to the necessity for such fair market rental rate determination. Tenant shall have ten (10) days ("Tenant's Review Period") after receipt of Landlord's notice of the fair market rental rate within which to accept such fair market rental rate or to reasonably object thereto in writing. Failure of Tenant to so object to the fair market rental rate submitted by Landlord in writing within Tenant's Review Period shall conclusively be deemed Tenant's approval and acceptance thereof. If within Tenant's Review Period Tenant reasonably objects to or is deemed to have disapproved the fair market rental rate submitted by Landlord, Landlord and Tenant will meet together with their respective legal counsel to present and discuss their individual determinations of the fair market rental rate for the Premises under the parameters set forth in Paragraph 1 above and shall diligently and in good faith attempt to negotiate a rental rate on the basis of such individual determinations. Such meeting shall occur no later than ten (10) days after the expiration of Tenant's Review Period. The parties shall each provide the other with such supporting information and documentation as they deem appropriate. At such meeting if Landlord and Tenant are unable to agree upon the fair market rental rate, they shall each submit to the other their respective best and final offer as to the fair market rental rate. If Landlord and Tenant fail to reach agreement on such fair market rental rate within five (5) business days following such a meeting (the "Outside Agreement Date"), Tenant's Extension Option will be deemed null and void unless Tenant demands appraisal, in which event each party's determination shall be submitted to appraisal in accordance with the provisions of Section 3 below.

3.     (a)     Landlord and Tenant shall each appoint one (1) independent appraiser who shall by profession be an M.A.I. certified real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial (including office) properties in the Comparison Area. The determination of the appraisers shall be limited solely to the issue of whether Landlord's or Tenant's last proposed (as of the Outside Agreement Date) best and final fair market rental rate for the Premises is the closest to the actual fair market rental rate for the Premises as determined by the appraisers, taking into account the requirements specified in
Section 1 above. Each such appraiser shall be appointed within fifteen (15) days after the Outside Agreement Date.

(b) The two (2) appraisers so appointed shall within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) appraisers.

(c) The three (3) appraisers shall within thirty (30) days of the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord's or Tenant's submitted best and final fair market rental rate, and shall notify Landlord and Tenant thereof. During such thirty (30) day period, Landlord and Tenant may submit to the appraisers such information and documentation to support their respective positions as they shall deem reasonably relevant and Landlord and Tenant may each appear before the appraisers jointly to question and respond to questions from the appraisers.

(d) The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to nullify the exercise of the Extension Option. If either Landlord or Tenant fails to appoint an appraiser within the time period specified in Section 3(a) hereinabove, the appraiser appointed by one of them shall within thirty (30) days


                                  RIDER NO. 2
following the date on which the party failing to appoint an appraiser could have last appointed such appraiser reach a decision based upon the same procedures as set forth above (i.e., by selecting either Landlord's or Tenant's submitted best and final fair market rental rate), and shall notify Landlord and Tenant thereof, and such appraiser's decision shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to nullify the exercise of the Extension Option.

(e) If the two (2) appraisers fail to agree upon and appoint a third appraiser, either party, upon ten (10) days written notice to the other party, can apply to the Presiding Judge of the Superior Court of Orange County to appoint a third appraiser meeting the qualifications set forth herein. The third appraiser, however, selected shall be a person who has not previously acted in any capacity for either party.

(f) The cost of each party's appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

(g) If the process described hereinabove has not resulted in a selection of either Landlord's or Tenant's submitted best and final fair market rental rate by the commencement of the applicable lease term, then the fair market rental rate estimated by Landlord will be used until the appraiser(s) reach a decision, with an appropriate rental credit and other adjustments for any overpayments of Base Rent or other amounts if the appraisers select Tenant's submitted best and final estimate of the fair market rental rate. The parties shall enter into an amendment to this Lease confirming the terms of the decision.


                                  RIDER NO. 2
                                     -2-